UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DESTINATION XL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DESTINATION XL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on December 17, 2026

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Destination XL Group, Inc. (the “Company”) will be held at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021, at 11:30 A.M. local time on Thursday, December 17, 2026 for the following purposes:

1.
To elect four directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (“Proposal 1”).
2.
To approve and adopt an amendment to the restated certificate of incorporation of the Company to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-30 pursuant to the amendment set forth in Section 1 on Annex A to the Proxy Statement (“Proposal 2” or the “Reverse Stock Split Proposal”), which proposal will be presented for a vote at the Annual Meeting unless the Special Meeting Reverse Stock Split Proposal has previously been approved by our stockholders at the Special Meeting (each as defined in the accompanying Proxy Statement);
3.
To approve and adopt an amendment to the Company's Second Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”) to (a) increase the total number of shares of our common stock available for issuance under the 2016 Plan by 5,700,000 shares; (b) increase the total number of shares of our common stock available for issuance upon the exercise of incentive stock options granted under the 2016 Plan by 5,700,000 shares; (c) change the share fungible rate from 1.9 shares to 1.5 shares; and (d) remove the annual per participant limitations with respect to the share amount and/or dollar value of awards that can be granted under the 2016 Plan (“Proposal 3” or the “2016 Plan Proposal”), which proposal will be presented for a vote at the Annual Meeting unless the Special Meeting 2016 Plan Proposal (as defined in the accompanying Proxy Statement) has previously been approved by our stockholders at the Special Meeting;
4.
To approve, on an advisory basis, named executive officer compensation (“Proposal 4”);
5.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027 (“Proposal 5”); and
6.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to a later date or dates to permit further solicitation of proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal or the 2016 Plan Proposal (“Proposal 6” or the “Adjournment Proposal”).
7.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) “FOR” the election of each of the four director nominees named in Proposal 1, (ii) “FOR” the approval of the Reverse Stock Split Proposal, (iii) “FOR” the approval of the 2016 Plan Proposal, (iv) “FOR” the approval, on an advisory basis, of named executive officer compensation, (v) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027, and (vi) “FOR” the approval of the Adjournment Proposal. Proposal 2 and Proposal 3 will be presented at the Annual Meeting only if the Special Meeting Reverse Stock Split Proposal or the Special Meeting 2016 Plan Proposal (each as defined in the accompanying Proxy Statement), respectively, has not previously been approved by our stockholders at the Special Meeting.

Along with the attached Proxy Statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

The Board of Directors has fixed the close of business on November 13, 2026 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on November 13, 2026 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on November 23, 2026 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting.

By order of the Board of Directors,

/s/ ROBERT S. MOLLOY

ROBERT S. MOLLOY

Secretary

Canton, Massachusetts

November [●], 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 17, 2026: The Proxy Statement and 2026 Annual Report to Stockholders are available at:

https://investor.dxl.com/financial-information/annual-reports

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

December 17, 2026

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose and Distribution of Proxy Materials

This Proxy Statement and the enclosed form of proxy are being mailed to our stockholders on or about November [●], 2026, in connection with the solicitation by the Board of Directors (the “Board”) of Destination XL Group, Inc. (the “Company”) of proxies to be used at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters located at 555 Turnpike Street, Canton, Massachusetts 02021 at 11:30 A.M. local time on Thursday, December 17, 2026 and any adjournment or postponement thereof. This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.

Stockholders Entitled to Vote

Only holders of record of our common stock, par value $0.01 per share, at the close of business on November 13, 2026, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were [●] shares of common stock issued and outstanding. Each share is entitled to one vote at the Annual Meeting.

How to Vote

Stockholders of record may vote by mail or in person at the meeting. If you choose to vote by mail, please complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank.

Voting Instructions

When a proxy is returned properly executed, the shares represented will be voted in accordance with the stockholder’s instructions.

Stockholders are encouraged to vote on the matters to be considered. If no instructions have been specified by a stockholder, however, the shares covered by an executed proxy will be voted (i) “FOR” the election of all four nominees to serve as directors of the Company, (ii) “FOR” the approval of the Reverse Stock Split Proposal, (iii) “FOR” the approval of the 2016 Plan Proposal, (iv) “FOR” the approval, on an advisory basis, of named executive officer compensation, (v) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027, (vi) “FOR” the approval of the Adjournment Proposal, and (vii) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. Votes cast on any proposal that is not presented at the Annual Meeting, as described under “Relationship of the Annual Meeting to the Proposed Merger and the Special Meeting” below, will be disregarded. We are not aware of any other matter that may be properly presented at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank. If you do not give voting instructions to your broker or bank, your broker or bank does not have discretion to vote your shares on the proposals in this Proxy Statement, except for Proposal 2, the Reverse Stock Split Proposal, Proposal 5 to ratify the appointment of our independent registered public accounting firm, and Proposal 6, the Adjournment Proposal, each of which is considered a “routine” proposal. A broker “non-vote” occurs when the broker or bank who is the record holder of the shares does not vote on a particular proposal, either because it does not have discretionary voting power to vote the shares or has not received voting instructions from the beneficial owner.

As a result, if you are not the record holder of your shares, it is critical that you provide instructions to your broker or bank if you want your vote to count.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy at any time before it has been exercised as follows:

•
by attending the Annual Meeting and voting in person; or
•
by filing with the Secretary of the Company, c/o the Company at 555 Turnpike Street, Canton, Massachusetts 02021, either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

If you are not a record holder and your shares are held by your broker or bank, you must contact your broker or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Quorum Requirements

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Approval of a Proposal

A majority of the votes properly cast “FOR” a matter is required for all proposals. In addition, as described in more detail in Proposal 4 below, Proposal 4 is an advisory vote and is non-binding.

Votes cast means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether in person or by proxy. With respect to all matters presented at the Annual Meeting, abstentions and broker non-votes will not be deemed to be votes “cast” with respect to such matters and will not count as votes “FOR” or “AGAINST” such matter. Votes will be tabulated by our transfer agent subject to the supervision of the person designated by the Board as an inspector.

Relationship of the Annual Meeting to the Proposed Merger and the Special Meeting

On December 11, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Divine Merger Sub I, Inc., a wholly owned subsidiary of the Company (the “Merger Subsidiary”), and FBB Holdings I, Inc. (“FBB”), providing for the merger of the Merger Subsidiary with and into FBB, with FBB surviving as a wholly owned subsidiary of the Company (the “Merger”). Our Board has determined that the Merger and the transactions contemplated by the Merger Agreement, including the issuance proposal, are no longer advisable and are not in the best interests of DXL and its stockholders. Notwithstanding this determination, our Board is contractually obligated under the Merger Agreement to submit the issuance proposal to DXL stockholders for approval. As such, the Company is separately soliciting proxies for a special meeting of stockholders (the “Special Meeting”) to approve matters relating to the Merger, including (i) a proposal to approve the issuance of shares of our common stock in connection with the Merger, for which our Board is recommending an “against” vote, (ii) a proposal to approve an amendment to our restated certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-30 (referred to in the Special Meeting proxy statement as “proposal 2” or the “reverse stock split proposal,” and in this Proxy Statement as the “Special Meeting Reverse Stock Split Proposal”), and (iii) a proposal to approve an amendment to the 2016 Plan to increase the number of shares of our common stock available for issuance under the 2016 Plan by 13,500,000 shares, among other changes (referred to in the Special Meeting proxy statement as “proposal 3” or the “2016 Plan Proposal,” and in this Proxy Statement as the “Special Meeting 2016 Plan Proposal”), each as described in the Company’s separate Special Meeting proxy statement. The Special Meeting and the Annual Meeting are separate meetings held for different purposes, and this Proxy Statement relates only to the Annual Meeting.

Because the timing of the Special Meeting is uncertain, certain proposals in this Proxy Statement are presented on a conditional basis, as follows:

Proposals 2 and 3 (Reverse Stock Split Proposal and 2016 Plan Proposal). Proposal 2 will be presented at the Annual Meeting unless the Special Meeting Reverse Stock Split Proposal has previously been approved by our stockholders at the Special Meeting, and Proposal 3 will be presented at the Annual Meeting unless the Special Meeting 2016 Plan Proposal has previously been approved by our stockholders at the Special Meeting. If Proposal 2 is approved at the Annual Meeting, the Company expects that the Special Meeting Reverse Stock Split Proposal will not be presented at the Special Meeting. Because the Special Meeting 2016 Plan Proposal would increase the number of shares of our common stock available for issuance under the 2016 Plan by 13,500,000 shares, rather than the 5,700,000 shares requested in Proposal 3, approval of Proposal 3 at the Annual Meeting would not replace the Special Meeting 2016 Plan Proposal, which would continue to be presented at the Special Meeting. If both Proposal 3 and the Special Meeting 2016 Plan Proposal are approved, the share increase approved at the Special Meeting would take precedence, but in no case would the increase be greater than 13,500,000 shares.

Proposal 6 (Adjournment). Proposal 6 will be presented at the Annual Meeting only if Proposal 2 or Proposal 3 is presented at the Annual Meeting, and the Annual Meeting will be adjourned pursuant to Proposal 6 only if necessary or appropriate to solicit additional proxies with respect to Proposal 2 or Proposal 3. If each of the Special Meeting Reverse Stock Split Proposal and the Special Meeting 2016 Plan Proposal has previously been approved by our stockholders at the Special Meeting and, as a result, neither Proposal 2 nor Proposal 3 is presented at the Annual Meeting, Proposal 6 will not be presented at the Annual Meeting. Proposal 6 relates only to the Annual Meeting and is separate from the adjournment proposal being submitted to stockholders at the Special Meeting.

We encourage you to vote on each of the proposals. Votes cast on any proposal that is not presented at the Annual Meeting will be disregarded and will have no effect.

Effect of the Special Meeting and the Merger on the Annual Meeting

The date of the Special Meeting has not yet been determined, and the Special Meeting may be held before or after the Annual Meeting. As described in the Special Meeting proxy statement, our Board has withdrawn its prior recommendation in favor of the Merger, has determined that the Merger and the transactions contemplated by the Merger Agreement, including the issuance of shares of our common stock in connection with the Merger, are no longer advisable and are not in the best interests of the Company and its stockholders, and recommends that stockholders vote “AGAINST” the issuance proposal at the Special Meeting. Accordingly, there can be no assurance that the Merger will be completed, and in any event the Merger is not expected to be completed prior to the Annual Meeting. The Annual Meeting will be held as scheduled, and the information in this Proxy Statement regarding our Board, its committees, our executive officers and our independent registered public accounting firm reflects the Company as of the date of this Proxy Statement. Proposal 1, Proposal 4 and Proposal 5 will be presented at the Annual Meeting regardless of the outcome of the Special Meeting. Proposal 2 will be presented at the Annual Meeting only if the Special Meeting Reverse Stock Split Proposal has not been approved by our stockholders prior to the Annual Meeting. Proposal 3 will be presented at the Annual Meeting only if the Special Meeting 2016 Plan Proposal has not been approved by our stockholders prior to the Annual Meeting. Proposal 6 will be presented only if Proposal 2 or Proposal 3 is presented at the Annual Meeting.

If the Special Meeting is held before the Annual Meeting, we will announce the results of the Special Meeting by press release and in a Current Report on Form 8-K. Proxies submitted for the Annual Meeting will remain valid and will be voted on each proposal that is presented at the Annual Meeting, and votes cast on any proposal that is not presented will be disregarded.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board, in accordance with our Fourth Amended and Restated By-Laws (the “By-Laws”), has set the number of members at seven directors. The terms of Ivy Ross, who has served as a director since January 2013, and Elaine Rubin, who has served as a director since April 2021, will expire at the Annual Meeting. We thank Ms. Ross and Ms. Rubin for their dedicated service to the Company. In addition, Harvey S. Kanter, the Company's former President, Chief Executive Officer and Director, separated from the Company in August 2026. The Board has determined not to fill the resulting vacancies at this time, and the size of the Board will remain at seven directors.

At the Annual Meeting, four nominees will be elected to serve on the Board until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, the Nominating and Corporate Governance Committee has recommended, and our Board has nominated, Lionel F. Conacher, Carmen R. Bauza, Jack Boyle and Willem Mesdag as nominees, all of whom currently serve as members of our Board. As permitted by our By-Laws, new directors can be named at a later date following the Annual Meeting. Any such director would serve on the Board until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Accordingly, if the four nominees under Proposal 1 are elected, there will be three vacancies on the Board immediately following the Annual Meeting. Under our By-Laws and Section 223 of the Delaware General Corporation Law, vacancies on the Board may be filled by a majority of the directors then in office. If the Merger is not completed, the Board expects to fill these vacancies in early 2027, but has not selected any candidates as of the date of this Proxy Statement. If the Merger is completed, then in accordance with the Merger Agreement the Board would consist of nine directors, including four directors designated by the Company (Lionel F. Conacher, Carmen R. Bauza, Jack Boyle and Willem Mesdag), four directors designated by FBB (Jim Fogarty, Yasir Anwar, Steven Tesoriere and Josh Beer) and one independent director mutually agreed upon by the Company and FBB, as described in the Special Meeting proxy statement. Proxies cannot be voted for a greater number of persons than the four nominees named in Proposal 1.

Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Lionel F. Conacher, Carmen R. Bauza, Jack Boyle and Willem Mesdag. Although management expects all nominees to serve if elected, proxies will be voted for a substitute if a nominee is unable to accept nomination or election. Cumulative voting is not permitted.

Vote Needed for Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

Recommendation

The Board of Directors recommends that you vote “FOR” the election of each of the four nominees named in Proposal 1 as directors of our Company.

The following table sets forth the names, ages as of November 13, 2026, and certain other information for each of our current directors, all terms expiring at the Annual Meeting.

Name (1)	Age	Director Since	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity and Data Privacy
Lionel F. Conacher, Chairman of the Board and Interim Chief Executive Officer	64	2018
Carmen R. Bauza, Lead Independent Director	64	2021			X	X
Jack Boyle, Director	58	2017	X	X	C
Willem Mesdag, Director	73	2014	C	C
Ivy Ross, Director (1)	71	2013	X			C
Elaine K. Rubin, Director (1)	63	2021		X	X	X

C= current member and committee chairperson

X= current member of the committee

(1) The terms of Mses. Ross and Rubin will expire at the Annual Meeting. Each will continue to serve on their respective committees until December 17, 2026. Immediately after the Annual Meeting, the Board will appoint a new Chairperson of the Cybersecurity and Data Privacy Committee and appoint members to each of the standing committees.

Board Nominees

Set forth below is certain information regarding our current board members being nominated for re-election at the Annual Meeting, and includes information furnished by them as to their principal occupations and business experience for the past five years and certain directorships held by each director within the past five years:

Lionel F. Conacher has been a director of the Company since June 2018 and Chairman of the Board since August 2020. In August 2026, Mr. Conacher was appointed to serve as Interim Chief Executive Officer of the Company. In March 2026, Mr. Conacher joined the board of directors of Metatek-Group Ltd., a publicly traded company, and serves as the chair of their governance and nomination committee. From September 2021 until October 2025, Mr. Conacher served as a member of the board of directors for SRx Health Solutions, Inc. (formerly Better Choice Company Inc.), a publicly traded company, and served as a member of their audit and compensation committees. From September 2022 until May 2023, he served as their interim chief executive officer. Mr. Conacher was a managing partner of Next Ventures, GP from August 2018 until February 2021. From January 2011 to June 2018, Mr. Conacher was a senior advisor for Altamont Capital Partners LLC (“ACP”), a private equity firm. Prior to joining ACP, from April 2008 until July 2010, Mr. Conacher was the president and chief operating officer of Thomas Weisel Partners, an investment bank. Additionally, Mr. Conacher served as the chairman of Wunderlich Securities, an investee company of ACP, from December 2013 until July 2017. Mr. Conacher previously served as a member of the board of directors for AmpHP Inc., a venture-backed human performance company. He also formerly served as a member of the board of directors of Mervin Manufacturing, a leading designer and manufacturer of snowboards and other board sports equipment, and PowerDot, Inc., a consumer electronics company that markets a muscle recovery and performance tool. The Board believes that Mr. Conacher brings extensive financial and operational experience to the Board, as well as significant experience as a director for a publicly traded company.

Carmen R. Bauza has been a director of the Company since December 2021. Effective August 12, 2026, Ms. Bauza was appointed lead independent director of the Company. In March 2023, Ms. Bauza joined the board of directors of OneWater Marine Inc., a publicly traded company, and serves as a member of their audit and compensation committees. Since May 2022, Ms. Bauza has also served on the board of directors of Zumiez, Inc., a publicly traded company, and serves as a member of their audit and governance and nominating committees. Ms. Bauza also formerly served as a member of the board of managers of Claire’s Holdings LLC. Most recently, Ms. Bauza was the chief merchandising officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the chief merchandising officer at HSN, Inc. from November 2016 until December 2017 and the senior vice president, general merchandise manager consumables, health and wellness at Walmart from June 2007 to October 2016. She previously held roles at Bath & Body Works, Inc., Five Below, Inc. and The Walt Disney Company. Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as a member of the advisory board of RoundTable Healthcare Partners Council. Ms. Bauza brings extensive retail and merchandising experience to the Board.

Jack Boyle has been a director of the Company since August 2017. In July 2025, Mr. Boyle joined the board of directors of Wolverine World Wide, Inc., a publicly traded company, and serves as a member of their compensation and human capital committees. Since June 2025, Mr. Boyle has been the managing partner of Fam Bam Sports. Mr. Boyle was the president, buying and North America for Fanatics, Inc., a market leader for officially licensed sports merchandise, from January 2024 until his retirement in July 2025. From February 2019 to January 2024, Mr. Boyle was the global co-president of direct to consumer/omni-channel for Fanatics, Inc. Mr. Boyle originally joined Fanatics as president of merchandising in June 2012, and from December 2017 to February 2019, he served as the co-president of North America direct-to-consumer/omni-channel. From February 2005 to June 2012, Mr. Boyle was the executive vice president, general merchandising manager of women’s apparel, intimate, cosmetics and accessories for Kohl’s Corporation. From October 2003 to February 2005, he served as the senior vice president, divisional merchandise manager of women’s apparel for Kohl’s Corporation, the vice president of junior sportswear from July 2000 to October 2003 and the vice president of planning/allocation for women’s apparel from December 1999 to July 2000. From June 1990 to December 1999, Mr. Boyle held various merchandise positions, including divisional merchandise manager of women’s, at May Company. Mr. Boyle brings to the Board extensive experience in merchandising, brand management and omni-channel leadership.

Willem Mesdag has been a director of the Company since January 2014. Mr. Mesdag is the managing partner of Red Mountain Capital Partners LLC, an investment management firm, and since May 2019, has also served as a Senior Advisor for HPS Investment Partners, a global investment firm. Prior to founding Red Mountain in 2005, Mr. Mesdag was a partner and managing director of Goldman Sachs & Co., which he joined in 1981. Prior to Goldman Sachs, he was a securities lawyer at Ballard, Spahr, Andrews & Ingersoll, which he joined in 1978. From February 2016 to May 2025, Mr. Mesdag served on the board of Heidrick & Struggles International, Inc., a publicly traded company, for which he chaired the audit and finance committee and served on the human resources and compensation committee. He also previously served on the boards of 3i Group plc, Cost Plus, Inc., Encore Capital Group, Inc., Nature’s Sunshine Products, Inc., Skandia AB and Yuma Energy, Inc., all of which are or were publicly traded companies. Having had an extensive career in international investment banking and finance and having served on domestic and international public company boards, Mr. Mesdag brings to the Board significant knowledge and experience related to business and financial issues and corporate governance as well as an investor's perspective.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

Current Non-Director Executive Officers

Peter H. Stratton, Jr., 54, has been our Executive Vice President, Chief Financial Officer and Treasurer since November 2017. Prior to that, Mr. Stratton served as our Senior Vice President, Chief Financial Officer and Treasurer from June 2014 to November 2017. From August 2009 to June 2014, Mr. Stratton was our Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer. Mr. Stratton joined the Company in June 2009 as Vice President of Finance. Prior to joining the Company, Mr. Stratton served as the senior director of corporate accounting at BearingPoint, Inc. from May 2007 to June 2009. Prior to May 2007, Mr. Stratton held various finance and accounting leadership positions at Legal Sea Foods, Inc., Shaw’s Supermarkets, Inc. and Cintas Corporation.

James E. Olsson, 59, has been our Chief Growth Officer since September 2026. Prior to joining the Company, from September 2025 to September 2026, Mr. Olsson was a consultant to the Company, providing strategic advisory services focused on growth opportunities. Since February 2024, Mr. Olsson has been a partner at Girder NYC, a strategic advisory group that he founded. From October 2022 to January 2024, Mr. Olsson was the chief growth officer and general manager, on a full-time advisory basis, at Tommy John, Inc. From October 2018 until January 2024, he served as an advisory board member to Outerknown, LLC, an omni channel sustainable apparel and accessories brand. During that time, he was employed by Outerknown, LLC and served as their chief growth officer from September 2021 to September 2022. From April 2019 until April 2020, he served as omni-channel apparel brand president for an ecommerce division of Walmart Inc. Previously, Mr. Olsson was also the chief executive officer and co-founder of Todd Snyder, leading the business from inception through its acquisition by American Eagle Outfitters, Inc. Earlier in his career, Mr. Olsson served as president and chief executive officer of Rip Curl North America, and held senior merchandising and leadership roles at Coach Inc., American Eagle Outfitters, Inc. and Gap Inc.

John F. Cooney, 44, has been our Senior Vice President, Corporate Controller and Chief Accounting Officer since March 2022. Prior to that, Mr. Cooney was our Vice President of Finance and Managing Director, Corporate Controller and Chief Accounting Officer from May 2018 until March 2022, our Vice President of Finance, Corporate Controller and Chief Accounting Officer from May 2015 until May 2018, our Vice President of Finance and Corporate Controller from June 2014 until May 2015, and our Director of Financial Accounting and Reporting from November 2010 until June 2014. Prior to joining the Company, Mr. Cooney was an audit manager with PricewaterhouseCoopers LLP, which he joined in August 2004.

Anthony J. Gaeta, 57, has been our Chief Stores and Real Estate Officer since April 2023. Prior to that, Mr. Gaeta was our Chief Stores Officer from March 2022 until April 2023, our Senior Vice President of Store Sales and Operations from November 2017 until March 2022, our Vice President of Store Operations and Training from November 2013 until November 2017, and a Zone Vice President from April 2010 until November 2013. Mr. Gaeta was a regional manager for The Men’s Wearhouse, LLC from September 2007 until April 2010 and a regional vice president for After Hours Formalwear, Inc. from March 2006 until September 2007.

Stacey A. Jones, 56, has been our Chief Human Resources Officer since February 2021. Prior to that, Ms. Jones was our Vice President, Managing Director of Human Resources from May 2018 until February 2021 and our Vice President, Human Resources Operations from April 2013 to May 2018. Ms. Jones joined the Company in October 2001 and has held a variety of positions in both Retail Operations and Human Resources. Prior to joining the Company, she held leadership positions with Converse, Inc., Jet Apparel and T.A.C. Group, Inc.

Robert S. Molloy, 67, has been our General Counsel since February 2008 and Secretary of the Company since May 2014. From May 2018 until February 2021, Mr. Molloy also served as Chief Administrative Officer. Prior to joining the Company, Mr. Molloy served as the vice president, assistant general counsel at Staples, Inc. from May 1999 to February 2008. Prior to May 1999, Mr. Molloy was a trial attorney.

Allison Surette, 45, has been our Chief Merchandising Officer since March 2022. Prior to that, Ms. Surette was the Senior Vice President, General Merchandise Manager from May 2018 to March 2022 and Vice President, Merchandise Manager of Private Label, Active, Young Men’s and Outerwear from September 2016 to May 2018. Ms. Surette joined the Company in May 2006 as an Associate Planner and in June 2008, she transitioned into Merchandising as an Associate Buyer for Branded Collections. From October 2010 to January 2014, she served as a Buyer of Traditional Branded Collections and Buyer of Private Label Sportshirts and Outerwear. From January 2014 to September 2016, she was the Senior Buyer of Private Label Sportshirts and Outerwear. Prior to joining the Company, Ms. Surette was a planner for The TJX Companies, Inc. from June 2003 until May 2006.

Former Non-Director Executive Officers

James F. Reath, 55, served as the Company's Chief Marketing Officer from September 2022 until July 2025. Prior to joining the Company, he was the senior vice president of marketing at Bed Bath & Beyond Inc. from January 2021 until July 2022. Prior to that, Mr. Reath served as the senior vice president, marketing at Macy’s, Inc. from April 2017 to December 2020. From November 2013 through April 2017, he served as the executive vice president, head of retail at BBDO New York from January 2016. Mr. Reath was with McKinney from June 2010 until November 2013, where he served as the vice president and group account director until January

2012 when he was promoted to the executive vice president – director of retail and shopper marketing and became a partner of the firm and a member of the board of directors. He was also the chief marketing officer at Young & Rubicam from April 2008 until June 2010.

Rob Bogan, 58, served as the Company's Chief Technology Officer from November 2023 until April 2025. Prior to joining our Company, from August 2023 to November 2023, he was the chief information officer at the Cato Corporation, a specialty retailer of value-priced fashion apparel and accessories. Prior to that, Mr. Bogan was the chief technology officer at Mitchell Gold + Bob Williams, a furnishing company from September 2021 until August 2023. From May 2018 to August 2021, he served as the senior vice president of technology, chief information officer at California Closets, Inc. From September 2011 to May 2018, Mr. Bogan held numerous roles at Williams Sonoma, a specialty retailer for the home, and at the time he left, he was vice president of international systems and business intelligence reporting.

There are no family relationships between any of our directors and executive officers.

None of our directors or executive officers is subject to any legal proceedings required to be disclosed under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Board Composition

Our Board is currently comprised of six members and one vacancy. In October 2026, at the recommendation of the Nominating and Corporate Governance Committee, the Board nominated four of our current directors to serve as directors under Proposal 1. The size of the Board will remain at seven directors, with the resulting vacancies expected to be filled following the Annual Meeting.

Our Board met 40 times during our fiscal year ended January 31, 2026 (“Fiscal 2025”), which included 19 Board meetings related to the Merger. All directors attended at least 75% of the Board meetings. With the exception of Ms. Ross, all directors attended at least 75% of meetings of the committees of the Board on which each director served. Due to prior work commitments and the Company's need to reschedule or add Audit Committee meetings, Ms. Ross attended less than 75% of the seven Audit Committee meetings held in Fiscal 2025.

We believe that it is important for the members of the Board to attend our annual stockholder meetings. All members of the Board attended our 2025 Annual Meeting of Stockholders.

Board Diversity

We recognize the value of diversity at the Board level and believe that our Board currently comprises an appropriate mix of background, diversity and expertise. Although we do not have a formal separate written policy, our Nominating and Corporate Governance Committee is required under its charter to recommend nominees that ensure sufficient diversity of backgrounds on our Board.

The Board Diversity Matrix below presents the composition of our Board by gender identity and demographic background:

Board Diversity Matrix as of November 13, 2026
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors: 6
Part I: Gender Identity
Directors	3	3	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Asian	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not disclose demographic background	-	-	-	-

Corporate Governance Highlights

We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market LLC ("Nasdaq"). To assist the Board in fulfilling its responsibilities, we have adopted certain Corporate Governance Guidelines. Many features of our corporate governance principles are discussed in other sections of this Proxy Statement, but some of the highlights are:

•
Annual Election of Directors. Our directors are elected annually for a term of office to expire at the next Annual Meeting of Stockholders (subject to the election and qualification of their successors).
•
Board Size. The size of the Board is currently set at seven. The size of the Board will remain at seven following the Annual Meeting, and the Board expects to fill the resulting vacancies in early 2027. However, as described above under “Relationship of the Annual Meeting to the Proposed Merger and the Special Meeting,” if the Merger is completed, the size and composition of the Board would change in accordance with the Merger Agreement, as described in the Special Meeting proxy statement.
•
Majority Vote for Uncontested Director Elections. Under our By-Laws, in an uncontested election, a majority of the votes properly cast is required for the election of our directors. In the case of a contested election, a plurality vote will be required for the election of directors. If a nominee for director does not receive the approval of a majority of the votes properly cast in an uncontested election, our By-Laws provide that the director will promptly tender to the Board his or her offer of resignation. The Nominating and Corporate Governance Committee of the Board will then consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation.
•
Independent Board and Committees. With the exception of Mr. Conacher, all members of our Board are independent directors. Mr. Conacher was an independent director for all of Fiscal 2025, but on August 12, 2026 he assumed the role of Interim Chief Executive Officer. All members of our Board’s Audit, Compensation and Nominating and Corporate Governance Committees are independent directors and no members receive compensation from us other than for service on our Board or its committees.
•
Independent Chairperson/Independent Lead Director. We have had an independent Non-Executive Chairman of the Board since January 24, 2019. However, effective August 12, 2026, Mr. Conacher assumed the role of Interim Chief Executive Officer. In accordance with our Corporate Governance Guidelines, because the Chairman is no longer independent, the Board appointed Ms. Bauza as Independent Lead Director, effective August 12, 2026.
•
Independent Executive Sessions. Our Board holds independent executive sessions on at least a semi-annual basis, where independent directors meet.
•
Stock Ownership Guidelines. Our Non-Employee Director Compensation Plan, as amended to date (the “Director Plan”), requires that each director receive 60% of his or her annual retainer in shares of common stock until the value of his or her equity ownership is equal to at least three times the annual retainer. A director may not sell any required equity received under the Director Plan while each director is still serving on the Board without the approval of the Board. We encourage our senior management to have meaningful ownership in our Company and, through our long-term incentive program, provide our senior management team an opportunity to acquire such stock ownership. However, we do not currently have any stock ownership guidelines in place for members of senior management.
•
No Hedging and No Pledging of Company Securities. Our Securities Trading Policy prohibits our directors, officers and employees from engaging in various hedging and pledging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security.
•
No Stockholder Rights Plan. We do not currently have a stockholder rights plan in effect and are not currently considering adopting one.
•
Clawback Policies. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Nasdaq listing requirements. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The Executive Clawback Policy is in addition to the clawback provisions in our employment agreements with members of our senior management and in our long-term incentive plans.
•
Directors Overboarding Policy. No director can serve on more than five public company boards. In addition, no director who is a named executive officer can serve on more than one public company board besides that of our Company.

Stockholder Engagement

Members of our Board and senior management regularly engage with our stockholders throughout the year and welcome their feedback on our practices and policies.

Independent Directors

A majority of the members of the Board are “independent” under the rules of Nasdaq. The Board has determined that the following current directors are independent: Mses. Bauza, Ross and Rubin and Messrs. Boyle and Mesdag.

Committees of the Board

Our Board has four standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Cybersecurity and Data Privacy Committee. Each committee is comprised of directors who are “independent.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) has a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The Nominating Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Nominating Committee shall determine from time to time, recommending to the Board individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board, and developing and recommending to the Board a set of corporate governance principles applicable to our Company. The Nominating Committee also has responsibility for overseeing the Company’s policies, practices and disclosures with respect to sustainability and environmental, social and governance (“ESG”) factors, including overseeing the assessment of climate risks. The Nominating Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Nominating Committee met five times during Fiscal 2025. The current members of the Nominating Committee are Mr. Boyle and Mses. Bauza and Rubin, each of whom is “independent” under the rules of Nasdaq.

The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating Committee, and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Nominating Committee from time to time.

While the Nominating Committee does not have a formal diversity policy for Board membership and identifies qualified candidates without regard to race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board. In that regard, in considering candidates for the Board, the Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills and experience. The Board believes that the use of these general criteria, along with the minimum qualifications listed below, will result in nominees who represent a mix of backgrounds and experiences that will enhance the quality of the Board.

At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

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The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.
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The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
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The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.
•
The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.
•
The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates can be found in Section 4.15 of our By-Laws.

The Nominating Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. Accordingly, there are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. In identifying and evaluating candidates for membership on the Board, the Nominating Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is currently comprised of Messrs. Boyle and Mesdag and Ms. Ross. During Fiscal 2025 and until August 12, 2026, the Audit Committee was comprised of Messrs. Conacher (Chair) and Mesdag and Ms. Ross. Effective August 12, 2026, in connection with his appointment as Interim Chief Executive Officer, Mr. Conacher ceased to serve as a member and Chair of the Audit Committee, Mr. Mesdag was appointed Chair of the Audit Committee and Mr. Boyle was appointed a member of the Audit Committee. Each of the members of the Audit Committee is independent, as independence for Audit Committee members is defined under the rules of Nasdaq. Mr. Mesdag qualifies as an audit committee financial expert under the rules of the SEC.

The Audit Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The purpose of the Audit Committee is to (i) assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board and the independent registered public accounting firm unfiltered access to each other on a regular basis. The Audit Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Audit Committee meets at least quarterly and as often as it deems necessary to perform its responsibilities. During Fiscal 2025, the Audit Committee met seven times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation. The Compensation Committee also reviews and independently approves, or makes recommendations to the full Board, all stock-based compensation awards to our executive officers under our equity incentive plans. The Compensation Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Compensation Committee met six times during Fiscal 2025. The current members of the Compensation Committee are Messrs. Mesdag and Boyle and Ms. Rubin, each of whom is “independent” under the rules of Nasdaq. During Fiscal 2025 and until August 12, 2026, the Compensation Committee was comprised of Messrs. Mesdag, Boyle and Conacher. Effective August 12, 2026, in connection with his appointment as Interim Chief Executive Officer, Mr. Conacher ceased to serve on the Compensation Committee and Ms. Rubin was appointed to replace him.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement is included in this Proxy Statement. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Cybersecurity and Data Privacy Committee

The Cybersecurity and Data Privacy Committee (the “Cybersecurity Committee”) oversees the monitoring and management of cyber risk and data privacy in the Company. The Cybersecurity Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The current members of the Cybersecurity Committee are Mses. Bauza, Ross and Rubin. The Cybersecurity Committee met six times during Fiscal 2025.

Pursuant to its charter, our Cybersecurity Committee (i) assists our Board in fulfilling its risk oversight responsibilities with respect to the protection of the Company’s assets, including confidential, proprietary and personal information, reputation and goodwill in all forms; (ii) supervises and monitors the soundness of our cybersecurity and data protection strategies and practices; (iii) oversees and monitors our material compliance with applicable information security, privacy and data protection laws, industry standards and contractual requirements; (iv) promotes and furthers the integrity, adoption and coordination of our data security processes across the Company to help ensure that data and system security is a Company-wide business objective and priority; and (v) oversees our cybersecurity and data protection performance and the overall implementation of our cybersecurity and data protection strategy.

The Cybersecurity Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

Board Leadership Structure

The Board believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairperson of the Board. Under our Corporate Governance Guidelines, if the Chairperson is not independent, the Board appoints an Independent Lead Director.

Our Board delegates substantial responsibility to its committees, including as described below. We believe that the independent committees of our Board and their chairpersons are an important aspect of the leadership structure of our Board.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of enterprise risk management. With the oversight of our full Board, our executive officers are responsible for the day-to-day management of the material risks we face. The involvement of the full Board in setting our business strategy is a key part of its oversight of risk management and in determining what constitutes an appropriate level of risk for us. The full Board receives updates from our executive officers and outside advisors regarding certain risks our Company faces, including various operating risks and corporate governance best practices. At least annually, our senior management team meets to review our identified risks and compensating controls as well as any potential new risks and, when appropriate, presents to the full Board.

In addition, our Board committees each oversee certain aspects of risk management. Our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees risks associated with our human capital and compensation policies and programs; our Cybersecurity Committee oversees the management of risks associated with cyber risk and data privacy issues; and our Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, overall governance structure, director succession planning and our environmental, sustainability and social programs. Our Board committees report their findings to the full Board.

Sustainability and Governance

We recognize the importance of addressing and prioritizing ESG issues throughout our business, including recognizing and addressing specific climate-related risks. Since fiscal 2021, the Company's Sustainability and Governance Committee, consisting of a cross-disciplinary team from corporate management, with the assistance from time-to-time of third-party firms, continues to develop and move forward the Company's ESG strategy and initiatives. The Sustainability and Governance Committee reports to the senior management team of the Company and to the Nominating Committee of our Board, which is responsible for the oversight of our initiatives. We are working to develop short-term and long-term ESG goals, as well as an action plan. Information regarding our current efforts, and our ongoing ESG initiatives can be found under “ESG” on the Investor Relations page of our website at https://investor.dxl.com. The information included in, referenced to, or otherwise accessible through our website, is not incorporated by reference in, or considered to be part of, this document or any document unless expressly incorporated by reference therein.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth our governance principles relating to, among other things, director independence, director qualifications and responsibilities, board structure and meetings, and management succession.

A copy of the Corporate Governance Guidelines can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

Code of Ethics

We have adopted a Code of Ethics for Directors, Officers and Financial Professionals (the “Code of Ethics”). The full text of the Code of Ethics can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our corporate website, which is at https://investor.dxl.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website. We also have a Code of Ethics for all of our associates. Annually, our directors and associates, including our officers, certify that they have read and are in compliance with our Code of Ethics.

Insider Trading Policies and Procedures

We have adopted a Securities Trading Policy, which is our insider trading policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees. We believe that our Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the exchange listing standards applicable to us. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2025, each of Willem Mesdag, Jack Boyle and Lionel F. Conacher served as a member of the Compensation Committee, none of whom was, at any time during Fiscal 2025 or at any other time prior to that, an officer or employee of our Company. During Fiscal 2025, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee. As previously disclosed, subsequent to the end of Fiscal 2025, on August 12, 2026, Mr. Conacher assumed the role of Interim Chief Executive Officer and his role on the Compensation Committee was replaced by Ms. Rubin.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors.

The Director Plan sets forth the compensation to be paid to our non-employee directors, including in the form of equity. The Director Plan has a minimum equity ownership requirement that requires each director to receive at least 60% of their annual retainers in shares of common stock until the value of their equity ownership is equal to at least three times the annual retainer. Any shares issued to satisfy the minimum equity ownership requirement are issued under the Company’s Second Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”). The Director Plan also permits the Company’s non-employee directors to acquire shares of the Company’s common stock at fair market value by voluntarily electing to receive shares of common stock in lieu of cash fees for service as a director. In November 2023, the Director Plan was amended to permit directors the ability to select shares of deferred stock beginning in fiscal 2024. Any shares of deferred stock are issued from the 2016 Plan.

The Director Plan is a stand-alone plan and is not a sub-plan under the 2016 Plan. Accordingly, shares issued under the Director Plan for voluntary elections to receive shares of common stock in lieu of cash fees do not reduce the shares available for issuance under the 2016 Plan. The maximum number of shares that can be issued in any quarter pursuant to the Director Plan is limited to 250,000 shares in the aggregate, with the shortfall paid in cash.

We believe that our Director Plan will support our ongoing efforts to attract and retain exceptional directors to provide strategic guidance to our Company. We believe that the total compensation that our non-employee directors receive is in line with our current peer group. Our non-employee directors were compensated under the Director Plan as follows in Fiscal 2025:

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each independent director received a quarterly retainer of $33,750;
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the Chairman of the Board or Lead Director, as applicable, received a quarterly retainer of $10,000;
•
the Chairperson of the Audit Committee received a quarterly retainer of $5,000; and
•
the Chairperson of each other Board committee received a quarterly retainer of $2,500.

Director Compensation Table

The following table sets forth the compensation paid to our directors during Fiscal 2025. Mr. Kanter is not included in the following table as he is a Named Executive Officer for Fiscal 2025 and, accordingly, received no compensation for his services as a director. Compensation earned by Mr. Kanter is included below in the “Summary Compensation Table.” Mr. Conacher served as a non-employee director for Fiscal 2025.

2025 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Lionel F. Conacher	$154,500	$40,499	—	—	$194,999
Carmen R. Bauza	54,000	80,996	—	—	134,996
Jack Boyle	108,752	36,245	—	—	144,997
Willem Mesdag	—	144,996	—	—	144,996
Ivy Ross	67,375	77,621	—	—	144,996
Elaine K. Rubin	—	134,994	—	—	134,994

(1)
For Fiscal 2025, Mr. Mesdag elected to receive all compensation in shares of deferred common stock. Mr. Conacher elected to receive 100% of his compensation in cash. Ms. Bauza elected to receive 80% of her compensation in unrestricted shares of common stock and 20% in cash, with any chairperson fees in cash. Mr. Boyle elected to receive 75% of his compensation in unrestricted shares of common stock and 25% in cash. Ms. Ross elected to receive 50% of her retainer in cash and 50% in unrestricted shares of common stock, with any chairperson fees in cash. Ms. Rubin elected to receive 100% of her compensation in unrestricted shares of common stock. If a director has not reached the required minimum ownership threshold, a director was required to elect 60% of their respective retainer in unrestricted shares of common stock with the remainder elected in cash. The number of shares issued as payment for an earned director fee is determined by taking the director fee earned and dividing by the consolidated closing price of our common stock on the grant date, based on the closing price on the last trading day of the immediately prior fiscal quarter. However, the maximum number of shares that can be issued in any quarter pursuant to the Director Plan is limited to 250,000 shares in the aggregate, with the shortfall paid in cash. Payments are made at the beginning of each quarter, with the grant date being the first business day of each respective quarter.
(2)
Represents the portion of each director’s compensation that was paid in the form of equity through the issuance of unrestricted shares of common stock. The fractional share value is forfeited.
(3)
There were no stock option grants to any of the directors in Fiscal 2025. At January 31, 2026, Messrs. Boyle and Conacher each had outstanding stock options to purchase 15,000 shares of common stock.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, the guiding principles used by the Compensation Committee in making compensation decisions, and the compensation programs in place for Fiscal 2025. It also discusses the compensation paid to our Named Executive Officers (“NEOs”) for Fiscal 2025.

Our Named Executive Officers for Fiscal 2025 were:

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Harvey S. Kanter, Former President, Chief Executive Officer and Director
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Peter H. Stratton, Jr., Executive Vice President, Chief Financial Officer and Treasurer
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Anthony J. Gaeta, Chief Stores and Real Estate Officer
▪
Robert S. Molloy, General Counsel and Secretary
▪
Allison Surette, Chief Merchandising Officer

Mr. Kanter served as President, Chief Executive Officer and Director until August 11, 2026. In accordance with the notice requirements in his employment agreement and Mr. Kanter's expressed interest to the Board in retiring, Mr. Kanter was provided notice on May 11, 2026 that his employment with the Company would not continue past the end of the term of his current employment agreement. Accordingly, Mr. Kanter retired on August 11, 2026. In connection with his retirement, all outstanding unvested equity awards held by Mr. Kanter were forfeited and Mr. Kanter became entitled to a non-renewal severance payment of $425,000, payable in 24 monthly installments, in accordance with the terms of his employment agreement.

On July 29, 2026, the Board appointed Lionel F . Conacher, the Chairman of the Board, as Interim Chief Executive Officer, effective August 12, 2026. Mr. Conacher also resigned from the Audit Committee and the Compensation Committee at that time. Mr. Kanter resigned as a director effective August 11, 2026 in connection with his retirement and not as a result of any disagreement with the Company. Mr. Conacher was a non-employee director during Fiscal 2025 and was not a Named Executive Officer for Fiscal 2025. The terms of Mr. Conacher’s compensation as Interim Chief Executive Officer are described below under “Employment Agreements—Lionel F. Conacher, Chairman of the Board and Interim Chief Executive Officer.”

Fiscal 2025 Financial and Executive Compensation Highlights

Fiscal 2025 was a challenging year within the big + tall retail sector. Customer traffic was soft, consumer sentiment was cautious, and customers shopped less frequently often prioritizing essentials and lower price points which contributed to an 8.4% decline in comparable sales. Tariff‑related cost pressures, particularly in the second half of the year, further impacted merchandise margins. While management proactively reduced expenses, controlled inventory, and diversified sourcing, these actions were unable to fully offset the sector challenges. As a result, the Company reported a net loss of $(0.66) per diluted share, which included a $20.4 million non-cash charge to establish a full valuation allowance against net deferred tax assets, $4.2 million of transaction-related costs associated with the pending Merger and impairment charges of $0.2 million. On an adjusted basis, excluding these items, the adjusted net loss (a non-GAAP measure) was $(0.21) per diluted share.

Despite these growth headwinds, the Company maintained a strong liquidity position, ended Fiscal 2025 with $28.8 million in cash and investments, and continued to operate with no borrowings and full availability under its credit facility. At January 31, 2026, inventory levels were 2.6% lower than the prior year and availability under the credit facility was $55.1 million. The strength of the balance sheet gives us flexibility and resilience as management continues to navigate a challenging big + tall retail sector.

The Compensation Committee believes that executive compensation for Fiscal 2025 appropriately reflected Company performance. Consistent with our pay-for-performance philosophy, the results reflected a decrease in performance-based compensation. As a result, both total compensation and realized pay for each NEO declined meaningfully from fiscal 2024 levels. The following table shows total compensation earned and total realized pay for each of the Named Executive Officers in Fiscal 2025 as compared to fiscal 2024:

	Total Compensation(1)			Total Realized Pay (2)
Named Executive Officer	Fiscal 2025	Fiscal 2024	% Change	Fiscal 2025	Fiscal 2024	% Change
Harvey S. Kanter	$2,184,463	$2,894,568	(24.5)%	$2,235,845	$2,302,870	(2.9)%
Peter H. Stratton, Jr.	$831,371	$931,911	(10.8)%	$841,649	$781,920	7.6%
Anthony J. Gaeta	$656,168	$779,463	(15.8)%	$650,382	$673,185	(3.4)%
Robert S. Molloy	$669,789	$799,065	(16.2)%	$677,371	$757,831	(10.6)%
Allison Surette	$629,201	748,544	(15.9)%	$625,994	$649,018	(3.5)%

(1)
Total compensation reflects amounts as reported in the “Summary Compensation Table.” The primary driver of the decrease in total compensation in Fiscal 2025 for all of our Named Executive Officers reflects a decrease in the performance-based compensation under the LTIP, due to the performance metric under the 2023-2025 LTIP not being achieved.
(2)
Total realized pay is calculated as total compensation per the “Summary Compensation Table” minus the value of equity awards granted, as reported in the “Stock Awards” column and “Option Awards” column of that table, plus the value of any options exercised or stock awards that vested, as reflected in the “Option Exercises and Stock Vested” table for each of the respective years. Similar to total compensation, the decrease in realized pay for all Named Executive Officers other than Mr. Stratton in Fiscal 2025 as compared to fiscal 2024 was due to a decrease in performance-based compensation. Mr. Stratton's increase in total realized pay in Fiscal 2025 as compared to fiscal 2024 was primarily driven by a temporary increase in base salary in connection with his assumption of additional responsibilities overseeing the Company’s information and technology function following the departure of the Chief Information Officer. Mr. Molloy's total realized pay in fiscal 2024 included compensation recognized from the exercise of stock options.

Executive Compensation Philosophy and Objectives

Our Compensation Committee is responsible for establishing, implementing and monitoring adherence to the Board’s compensation philosophy, which is to ensure that executive compensation is fair, reasonable, competitive and aligned with the interests of the Company’s stockholders.

The Compensation Committee believes that an effective executive compensation program will:

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Attract, retain and engage the executive talent the Company requires to perform in line with the Board’s expectations;
•
Recognize and reward the achievement of specific annual and long-term performance goals through a combination of cash and stock-based compensation; and
•
Align the Company’s executives’ interests with those of its stockholders.

When reviewing compensation, the Compensation Committee emphasizes direct compensation, which consists of total cash compensation (base salary and annual performance-based cash incentive awards) plus long-term incentive awards. Every year, the Compensation Committee assesses the effectiveness of our compensation plans with the goal of strengthening our overall compensation program as appropriate, including by setting performance metrics to ensure that compensation is aligned with performance that drives stockholder value. We also compare our performance metrics to those used by our peers and take into consideration the recommendations of proxy advisory services.

Key Features of Our Executive Compensation Program

We believe that the Company’s executive compensation program includes key features that align the compensation for our executive officers with the interests of our stockholders.

What We Do	What We Don’t Do
Focus on performance-based pay	No re-pricing of underwater options
Balance short-term and long-term incentives	No hedging or pledging of Company stock
Use multiple targets for performance awards	No tax gross-up on severance payments
Provide executives with very limited perquisites	No supplemental executive retirement plan
Require “double-trigger” change-in-control provisions
Maintain a “clawback” policy covering incentive cash and equity programs
Seek to mitigate undue risk in compensation plans
Utilize an independent compensation consultant

Use of Compensation Consultants

The Compensation Committee has the authority to retain any compensation consultant, legal counsel and/or other adviser to assist in carrying out its duties, including the review of compensation of our Named Executive Officers. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.

The Compensation Committee periodically consults with the Segal Group ("Segal"), an independent firm that specializes in benefits and compensation, with respect to the structure and competitiveness of the Company’s executive compensation program compared to its proxy peer group. The Compensation Committee has assessed Segal’s independence and has concluded that no conflict of interest exists with respect to the services that it performs.

The Compensation Committee most recently engaged Segal to review Mr. Kanter’s compensation in August 2023 in connection with the extension of his “initial term” under his employment agreement from April 1, 2025 to August 11, 2026. At that time, Segal reviewed Mr. Kanter’s base salary and total direct compensation as well as provided guidance on the terms, conditions and value of a performance award that served as a retention award to extend his employment to August 2026. Based on market insights from Segal, including information derived from published surveys on chief executive officer compensation in retail companies with annual revenues of $500 million to $1.0 billion and trends in chief executive officer compensation, there were no other changes to Mr. Kanter’s compensation.

Fiscal 2025 Target Compensation

Chief Executive Officer Compensation. The Compensation Committee is responsible for determining the target compensation of our Chief Executive Officer. As discussed above, the Compensation Committee, working with Segal, most recently reviewed Mr. Kanter’s compensation in August 2023. With respect to setting 2025 target compensation, the Compensation Committee compared each element of the Chief Executive Officer’s direct compensation to published survey data and data from the Company’s peer group and concluded that no changes needed to be made to Mr. Kanter’s compensation. The Compensation Committee’s objective was that total target compensation should approximate the median target compensation of the Company’s peer group.

Other Named Executive Officers. Our Chief Executive Officer makes recommendations regarding the compensation paid to our other Named Executive Officers to the Compensation Committee for its review and approval. Our Named Executive Officers other than the Chief Executive Officer are provided with a competitive base salary and an opportunity to earn performance awards each year, which are driven by our overall financial targets, and an opportunity to participate in our equity incentive plans.

In 2022, Korn Ferry, an independent global organizational consulting firm, completed a comprehensive job evaluation of the Company’s corporate positions, from entry level through the Chief Executive Officer, and developed a career framework using its structured job leveling methodology based on the scope, complexity and responsibilities of each role. The Company uses this framework, together with market compensation data available through Korn Ferry Pay, as one input in evaluating the competitiveness and internal alignment of its compensation programs, including the annual compensation paid to the Company’s Named Executive Officers. The Compensation Committee has assessed Korn Ferry’s independence and determined that no conflicts of interest exist with respect to the services provided.

Our Peer Group

When determining peer companies for use in reviewing and establishing compensation for our Named Executive Officers, we focus primarily on public companies within the specialty retail apparel business with similar revenue and/or market capitalization. The Compensation Committee most recently engaged Korn Ferry to review the Company's peer group in fiscal 2024. The companies in the Fiscal 2025 peer group were:

•	Allbirds, Inc.	•	J.Jill, Inc.	•	Vera Bradley

•	Big 5 Sporting Goods	•	Movado Group	•	Vince Holding Corp.

•	Build-A-Bear Workshop, Inc.	•	Rocky Brands	•	Zumiez, Inc.

•	Cato Group	•	Shoe Carnival

•	Citi Trends	•	Tilly’s Inc.

•	Duluth Holding, Inc	•	The Brand House Collective, Inc. (formerly Kirkland's)

In order to develop an appropriate peer group, we considered domestic, publicly traded companies with a range of revenues and market capitalizations that may differ from those included by independent analysts, such as Institutional Shareholder Services. We do so because we believe that companies doing business in specialty retail markets with omni-channel distribution models provide a better benchmark for total shareholder return. An independent analyst may include a company that falls within the same Standard & Poor’s Global Industry Classification Standard (“GICS”) code with similar revenue and market capitalization, but with a different business model, business risks, geographic locations, customer base and industry traffic trends which, consequently, may have nothing in common with our Company. For example, a company that owns automotive dealerships is within the same GICS code as our Company but clearly has a distinctly different business model and is not affected by the same trends that affect specialty apparel retail. At the time that the Fiscal 2025 peers were approved, we fell just below the median for revenues and slightly above the median for market capitalization.

For fiscal 2026, the Company added Lulu's Fashion Lounge Holdings, Inc., a.k.a. Brands Holding Corp. and Superior Group of Companies, Inc. to its peer group, replacing Allbirds, Inc., The Brand House Collective, Inc. and Big 5 Sporting Goods.

Say-on-Pay

At our 2023 annual meeting of stockholders, stockholders voted on a non-binding advisory proposal as to the frequency with which we should conduct an advisory vote on executive compensation (a “say-on-pay” proposal). At that meeting, and in accordance with the recommendation of our Board, 97.2% of votes cast voted for the “one-year” frequency for advisory votes on executive compensation. Therefore, we intend to hold an advisory “say-on-pay” vote every year until the next “say-on-pay” frequency vote by our stockholders, which will be at our 2029 annual meeting of stockholders.

At our 2025 annual meeting of stockholders, stockholders voted on a non-binding advisory vote on executive compensation as disclosed in the 2025 Proxy Statement. Of the votes cast at the 2025 Annual Meeting on the “say-on-pay” proposal, 87.7% voted in favor of the proposal. The Compensation Committee considered the results of the 2025 advisory vote and believes that it affirms our stockholders' support for our approach to executive compensation, namely, to align short-term and long-term incentives with the Company’s financial performance. We will continue to consider the outcome of subsequent say-on-pay votes when making future compensation decisions for our executive officers.

Risk Assessment

We believe that our compensation programs do not provide incentives for unnecessary risk-taking by our employees. Our emphasis on performance-based annual and long-term incentive awards is designed to align executives with preserving and enhancing stockholder value. In addition, we use multiple objectives for our annual incentive plan (“AIP”), which limits the potential benefit from any single event of excessive risk-taking, and a cap on total payouts, as well as management processes for establishing key performance targets and monitoring our metrics. In addition, we have clawback policies in place relating to recoupment of compensation in the event of accounting restatements and misconduct of our executives, as described below under “Clawback Policies.” Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on our Company.

Compensation Components and Fiscal 2025 Compensation Decisions

We believe that our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders and emphasize the shared responsibility of our executive officers for the Company’s financial performance. Accordingly, the compensation of our Named Executive Officers is heavily weighted toward “at-risk” performance-based compensation.

The primary components of compensation for our Named Executive Officers in Fiscal 2025 included base salary (“fixed compensation”), annual performance-based cash incentives under our AIP and long-term cash and/or equity incentives under our Long-Term Incentive Plan (“LTIP”). The annual weight of each component leads to the following allocation of potential compensation that each executive can earn:

The components of executive compensation are as follows:

•
Base salary

Base salary represents the fixed component of an executive’s annual compensation. In order to attract and retain top executive talent, we believe that it is important that our base salary be competitive, generally at or near the median of our industry peers.

Base salaries are reviewed annually, and adjustments are influenced by the Company’s performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals. Additionally, adjustments may be considered with respect to an individual’s promotion that may occur during the fiscal year and any modifications in the individual’s level of responsibility.

The Compensation Committee expects the Chief Executive Officer’s base salary to be at or near the peer group median and to approximate 25%-33% of his target direct compensation. The base salary of our other Named Executive Officers is recommended by our Chief Executive Officer to the Compensation Committee for its review and approval and targets the median of the peer group and published industry compensation surveys.

In April 2025, the Company and Mr. Stratton entered into a temporary addendum to his employment agreement in connection with his assumption of additional responsibilities overseeing the Company’s information and technology function following the departure of the Chief Information Officer. As compensation for these additional duties, Mr. Stratton is receiving a temporary biweekly salary increase of $2,500. The addendum will remain in effect until a new Chief Information Officer is appointed or the Company terminates the addendum.

•
Performance-based annual incentive plan (AIP)

The Compensation Committee believes that a substantial portion of each Named Executive Officer’s compensation should tie directly to our Company’s financial performance. The Company’s AIP is an annual performance-based incentive plan that provides a cash award to participants based on achievement of specified corporate, departmental and individual targets.

2025 AIP Awards

On March 28, 2025, the Compensation Committee established the financial, operating and performance metrics for the 2025 AIP. Traditionally, the metrics for the AIP have been focused on the financial and operating performance of the Company in relation to our Board-approved budget. However, given the ongoing economic headwinds that have negatively impacted consumer discretionary spending, particularly in the big + tall sector, and in an effort to keep employees engaged and motivated to achieve our strategic objectives should the macroeconomic situation not begin to improve in 2025, the Compensation Committee once again added a second tier to the 2025 AIP program that was a relative measure, comparing the Company’s financial performance in Fiscal 2025 against the financial performance of its 2025 peer group, as listed above under “Our Peer Group.”

Under this two-tier structure, the payout related to corporate or departmental targets accounted for 80% of the potential award and was determined based on the higher achievement of either TIER I (based on the Company’s approved financial plan) or TIER II (based on the relative financial performance of the Company to its 2025 peers).

TIER I Company performance metrics consisted of corporate targets for Sales and Adjusted EBITDA and departmental targets, if applicable, for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. Under TIER I, the Company’s financial performance metrics accounted for 80% of the potential award for Messrs. Kanter, Stratton and Molloy and 40% of the potential award for Mr. Gaeta and Ms. Surette. Mr. Gaeta’s performance metrics included specific store operation targets, and Ms. Surette's performance metrics included specific merchandising, planning and allocation targets, which accounted for 40% of their respective potential awards. The performance metrics were derived from the Company’s annual operating plan for Fiscal 2025. The Compensation Committee believed that sales and adjusted EBITDA continued to be the two most significant financial metrics for the 2025 AIP.

TIER II Company performance metrics consisted of corporate targets for Comparable Sales and Adjusted EBITDA Margin, each accounting for 40% of the potential award for each participant. Our Comparable Sales and Adjusted EBITDA Margin results for Fiscal 2025 were compared to our 2025 peer group on a quartile ranking. For each metric, if the Company ranked in (i) the top quartile, the payout would be 100%; (ii) the second quartile, the payout would be 75%; and (iii) the third quartile, the payout would be 50%. No payout would be earned if the Company finished in the fourth quartile.

Individual performance metrics consisted of discretionary personal goals that accounted for the remaining 20% of the potential award for each of the Named Executive Officers under either TIER I or TIER II. See footnote 6 to the table below for a discussion of these individual targets.

For Fiscal 2025, Mr. Kanter’s target participation in the AIP was at 100% of his earned salary with the potential to earn up to 200% of the TIER I corporate targets and 100% of the TIER II corporate targets, Mr. Stratton’s target participation was 60% of his earned salary with the potential to earn up to 150% of the TIER I corporate targets and 100% of the TIER II corporate targets, and the target participation for Messrs. Gaeta and Molloy and Ms. Surette was 50% of their respective earned salaries with the potential to earn up to 150% of the TIER I corporate and departmental targets and 100% of the TIER II corporate targets.

The 2025 AIP metrics were intended to be achievable, with an approximate 50% probability of achievement. The 2025 AIP performance metrics and actual results against these metrics were as follows:

	Metric	Award % Weight for Metric, other than Mr. Gaeta and Ms. Surette	Award % Weight for Metric for Mr. Gaeta	Award % Weight for Metric for Ms. Surette	Minimum/Maximum Potential Payout	2025 Target	2025 Actual	Payout % Earned
TIER I - Company's Financial Performance (1)

Corporate - Target 1	Sales	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 97.2% of target and 150% payout at 101.8% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 101.8% of target.	$485.2 million	$437.0 million	0.0%
Corporate - Target 2	Adjusted EBITDA Margin (2)	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 86.5% of target and 150% payout at 108.1% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 108.1% of target.	4.3%	0.4%	0.0%
Departmental Goals, if applicable	Store Operations	-	40.0%	-	Includes payroll as a percentage of sales target, store net promoter score target and store conversion target.	(3)	(3)	(3)
	Merchandise, Planning and Allocation	-	-	40.0%	Includes sales by category, gross margin by category, inventory turn and store conversion target.	(3)	(3)	(3)

TIER II - Company’s Financial Performance Measured Against the Company's 2025 Peers (1)

Corporate - Target 1	Comparable Sales (4)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	4th Quartile	0.0%
Corporate - Target 2	Adjusted EBITDA Margin (5)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	3rd Quartile	20.0%

INDIVIDUAL PERFORMANCE (6)

Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%	Discretionary, at target, based upon individual performance, as evaluated by the Chief Executive Officer (except with respect to the Chief Executive Officer, whose individual performance was evaluated by the Compensation Committee). Participants were eligible to receive a discretionary award up to 30%, with the exception of Mr. Kanter who was eligible to receive a discretionary award up to 40%.	20%	Varied by NEO	20.0% to 30.0%

(1)
The Company did not achieve the Corporate Metrics under TIER I. Under TIER II, the Company did not achieve the Comparable Sales metric but achieved the Adjusted EBITDA Margin metric at threshold.
(2)
Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization and before any impairment of assets and transaction-related costs associated with the pending Merger. Adjusted EBITDA Margin was then calculated by dividing Adjusted EBITDA by total sales as reported.
(3)
The target for store net promoter score for Fiscal 2025 was 81 and the actual net promoter score achieved was 84 for Fiscal 2025, or 150% of target. The Company does not publicly disclose its store conversion rates, payroll as a percentage of sales, sales by category or gross margin by category. Any discussion of metrics is limited to the percentage and/or dollar increase or decrease over a comparable period. Store conversion achieved 75% of target. If there had not been an award under TIER II, Mr. Gaeta and Ms. Surette would have been entitled to an award payout under certain of these TIER I metrics. The Company failed to meet the minimum threshold for payroll as a percentage of sales, inventory turn, sales by category and gross margin by category.
(4)
Each peer has its own calculation for comparable sales as it relates to treatment of new stores, remodeled stores or closed stores. For purposes of this metric, however, the Company relied on each peer's reported comparable sales results. For the few peers that do not report comparable sales, the Company used total sales and considered store openings/closings.
(5)
Adjusted EBITDA was calculated for all peers on a basis consistent with how the Company defines Adjusted EBITDA Margin, which is earnings before interest, taxes, depreciation and amortization and adjusted for any impairment (gain) of assets, restructuring and severance charges and other non-recurring items, such as the Company's transaction-related costs. Adjusted EBITDA Margin was then calculated by dividing Adjusted EBITDA by total sales as reported.
(6)
Personal goals are part of the Company’s annual performance review. At the start of the fiscal year, each associate, including each of our Named Executive Officers, develops his/her “SMART” (specific, measurable, achievable, relevant and time-bound) goals, each containing a quantifiable measure. The personal goals for Messrs. Gaeta and Molloy and Ms. Surette, which are approved by the Chief Executive Officer, consisted of a combination of quantifiable goals specific to their respective corporate function. Mr. Gaeta’s personal goals were directly tied to the Company's stores achieving their metrics, as well as team development. Mr. Molloy’s personal goals were tied to ensuring strong corporate governance, legal and ethical compliance, and legal support and guidance throughout the organization. Ms. Surette’s personal goals were strategic and tied to inventory management to maximize sales and gross margin growth, new business initiatives, brand awareness and team development. The personal goals for our Chief Financial Officer were quantifiable and were tied directly to the Company's performance, as well as team development and professional development of staff. Our Chief Executive Officer’s personal goals were tied to the Company's current performance and strategic initiatives under the Company’s long-term strategic plan.

As a result of achieving the performance metric for Adjusted EBITDA Margin at threshold, together with each NEO's individual performance target, in March 2026, the Compensation Committee approved cash bonus payouts to our NEOs as follows:

Named Executive Officer	Payout at Target	Total Payout %	Total Cash Payout
Harvey S. Kanter	$850,000	50%	$425,000
Peter H. Stratton, Jr.	$283,776	50%	$141,888
Anthony J. Gaeta	$206,000	40%	$82,400
Robert S. Molloy	$198,790	50%	$99,395
Allison Surette	$193,125	40%	$77,250

2026 AIP

On March 16, 2026, the Compensation Committee established the financial, operating and performance metrics for the 2026 AIP. Over the past two years, our financial performance has been directly impacted by the continued uncertainty surrounding the U.S. economy and reduced consumer discretionary spending, particularly within the big + tall sector. The financial plan and the established metrics for fiscal 2026 reflect the current environment. Unlike the 2025 AIP, the threshold, or 50% potential payout, is based on achievement of the 2026 financial plan. Accordingly, in order to achieve 100% payout at target or 150% payout at maximum, actual performance must exceed the 2026 financial plan. The Compensation Committee also eliminated the Tier II metric which measured the Company’s performance against its peers.

The Company performance metrics are structured in the same manner as the Tier I of the 2025 AIP and consist of corporate targets for Sales and Adjusted EBITDA with departmental targets for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. The Company’s financial performance metrics account for 80% of the potential award for Messrs. Stratton and Molloy and 40% of the potential award for Mr. Gaeta and Ms. Surette. Mr. Gaeta’s performance metrics include specific store operations and FiTMAP® targets, and Ms. Surette's performance metrics include specific merchandise, planning and allocation targets, which account for 40% of their respective targets.

Individual performance targets consisting of discretionary personal goals account for the remaining 20% of the potential award for each of the Named Executive Officers. Messrs. Stratton, Gaeta and Molloy and Ms. Surette have the potential to earn up to 150% of their individual targets.

Due to Mr. Kanter's retirement and separation of service, Mr. Kanter is not entitled to participate in the 2026 AIP.

The 2026 AIP performance metrics approved by the Compensation Committee are as follows:

	Metric	Award % Attributable to Metric, other than Mr. Gaeta and Ms. Surette	Award % Attributable to Metric for Mr. Gaeta	Award % Attributable to Metric for Ms. Surette	Minimum/Maximum Potential Payout
Company's Financial Performance

Corporate - Target 1	Sales	40.0%	20.0%	20.0%	Threshold: 50% payout if the financial plan is achieved. Target: 100% payout at 103.4% of the financial plan. Maximum: 150% payout at 106.8% of the financial plan..
Corporate - Target 2	Adjusted EBITDA ($)	40.0%	20.0%	20.0%

Threshold: 50% payout if financial plan is achieved.

Target: 100% payout if Adjusted EBITDA exceeds financial plan by $4.1 million.

Maximum: 150% payout if Adjusted EBITDA exceeds financial plan by $8.2 million.

Departmental Goals, if applicable	Store Operations	-	30.0%	-	Includes payroll as a percentage of sales target, net promoter score target and store conversion target
	Merchandising, Planning and Allocation	-	-	40.0%	Includes targets for sales by category, gross margin rate by category, inventory turn and store conversion rate.
	FiTMAP	-	10.0%	-	Includes scan penetration and store comp sales lift.
					Departmental goals payouts range from 50% (which is based off of the financial plan) to 150%, dependent upon achievement of the various targets.
Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%

Discretionary, at target, based upon individual performance, as evaluated by the Chief Executive Officer or Interim Chief Executive Officer. Participants are eligible to receive a discretionary award up to 30%.

The above targets were derived from the Company’s annual operating plan and budget for the 2026 fiscal year. If the 2026 operating plan and budget is achieved, the payout would be 50% of target. In order for a participant to receive 100% of target or more, the Company must exceed its financial plan for fiscal 2026. The metrics at threshold are intended to be achievable, with an approximate 50% probability of achievement. The likelihood of achieving a payout equal to or greater than 100% reflects the challenges given the continuing uncertainty with respect to the economy, higher costs, and consumer discretionary spending.

For fiscal 2026, Mr. Stratton will continue to participate at 60% of his salary, and Messrs. Gaeta and Molloy and Ms. Surette will continue to participate at 50% of their respective salaries. Mr. Kanter separated from service on August 11, 2026 and was not entitled to any pro-rated payout under the 2026 AIP at separation.

•
Long-Term Incentive Plans

The Company’s LTIPs are designed to ensure that the interests of our executives are aligned with those of our stockholders to create sustainable shareholder value and to promote executive retention. Awards under each LTIP consist of a combination of time-based and performance-based awards for which payouts may consist of cash or equity or a combination of both. The performance-based portion of each LTIP is based on financial metric(s) measured over a three-year performance cycle. All equity awards granted under each LTIP are issued from the Company’s stockholder-approved 2016 Plan. Participants in the LTIPs are eligible to receive awards based on their “Target Cash Value,” which is defined as the participant’s annual base salary multiplied by his or her LTIP percentage. Under each LTIP, 50% of each participant’s Target Cash Value is subject to time-based vesting and 50% is subject to performance-based vesting.

The LTIPs include a “Structured Retirement” provision, which provides an opportunity for greater vesting upon retirement where the participant assists the Company in ensuring the succession of the participant’s position within the Company prior to the participant’s retirement. In order to be eligible to participate in a Structured Retirement, (i) the participant must terminate employment after meeting the age and service requirements set forth in the LTIP, (ii) the Compensation Committee must confirm through proper corporate action that the participant has met all of the succession planning objectives set by the Compensation Committee for the participant, (iii) the participant must continue to work until the date required by the Compensation Committee (which may not be more than 60 days after the Compensation Committee confirms that the objectives have been met), and (iv) the participant must execute a release of claims in favor of the Company. The final determination as to whether the requirements of a Structured Retirement have been met is in the sole discretion of the Compensation Committee.

2023-2025 LTIP

The performance period for the Company’s 2023-2025 LTIP ended on January 31, 2026. The time-based awards under the 2023-2025 LTIP were granted in a combination of 50% Restricted Stock Units ("RSUs") and 50% cash that vests over four years, with the last tranche vesting on April 1, 2027.

The performance target, which was established by the Compensation Committee on May 1, 2023, was a three-year relative total shareholder return (“TSR”) as compared to the Company’s 2023 peer group. Based on the Company’s 3-year relative TSR, as compared to the 3-year relative TSR of its 2023 peer group, the Company fell within the fourth quartile and, as a result, no performance award was earned for the 2023-2025 LTIP.

2023-2025 LTIP Performance Period

Metric	Potential Payout	Target	Actual	Payout %
3 year relative TSR as compared to 2023 disclosed proxy peers (1)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	2nd quartile	4th quartile	0%

(1) For the Company and each of its 2023 disclosed proxy peers, the three-year relative TSR was calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 27, 2023 and January 30, 2026, adjusted for any dividends paid.

2024-2026 LTIP and 2025-2027 LTIP

The following is a summary of the 2024-2026 LTIP and 2025-2027 LTIP in effect, but not completed, as of January 31, 2026:

Summary of LTIPs	2024-2026		2025-2027
Effective date	April 1, 2024		April 1, 2025
Performance period	3 years		3 years
End of Performance Period	January 30, 2027		January 29, 2028
Target cash value	Annual Salary * Participation Rate		Annual Salary * Participation Rate
	Time-Based	Performance-Based	Time-Based	Performance-Based
Allocation of Target Cash Value	50%	50%	50%	50%
Award type	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned
Vesting period	25% April 1, 2025 25% April 1, 2026 25% April 1, 2027 25% April 1, 2028	any award earned subject to additional vesting through August 31, 2027	25% April 1, 2026 25% April 1, 2027 25% April 1, 2028 25% April 1, 2029	any award earned subject to additional vesting through August 31, 2028

Performance Targets (1):	Target:	Min/Max Payout:	Target:	Min/Max Payout:
	3-year relative TSR as compared to 2024 disclosed proxy peers (2) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	3-year relative TSR as compared to 2025 disclosed proxy peers (3) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.

(1)
The Compensation Committee established just one performance metric, “Three-Year Relative Total Shareholder Return,” for both LTIPs and believed that this metric appropriately aligned management with the interests of our stockholders.
(2)
For the Company and each of its 2024 disclosed proxy peers, the three-year relative TSR will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at February 2, 2024 and January 29, 2027, adjusted for any dividends paid.
(3)
For the Company and each of its 2025 disclosed proxy peers, the three-year relative TSR will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 31, 2025 and January 28, 2028, adjusted for any dividends paid.

At the time of establishing the performance targets, the Compensation Committee believed that the single performance metric of a Three-Year Relative Total Shareholder Return reflected the Company’s primary objective of earnings growth and driving shareholder return.

The following table illustrates the components of the LTIPs with the respective vesting dates, illustrating that the time-based portion of the LTIP acts as a retention tool:

		% of	Vesting of Awards by Fiscal Year:
Approval date	Performance Period	total award	2025	2026	2027	2028	2029
April 1, 2024	2024-2026 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	25%	25%	25%	25%	—
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	100%	—	—

April 1, 2025	2025-2027 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	—	25%	25%	25%	25%
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	—	100%	—
(1)
The first tranche of time-based awards vests on April 1 following the end of the first year of the performance period or one year from the date of grant, whichever is later.

2026-2028 LTIP

On October 20, 2026, the Compensation Committee approved the performance metric for the 2026-2028 LTIP. Consistent with prior years, the Compensation Committee established a 3-year relative TSR as the only metric for the performance-based portion of the 2026-2028 LTIP. The Compensation Committee believes that the selection of a relative TSR against the Company's 2026 peers (see "Our Peer Group") aligns the interests of the LTIP participants with the interests of the Company's stockholders. For the time-based portion of the 2026-2028 LTIP, due to the Company's low stock price and its impact on share utilization under the 2016 Plan and dilution, the Compensation Committee approved the grant of the time-based awards in 100% cash.

•
Discretionary Cash and Equity Awards

No discretionary cash or equity awards were granted to our Named Executive Officers in Fiscal 2025.

•
Other Compensation

We offer our senior executives, including our Named Executive Officers, supplemental disability insurance and long-term care and pay a portion of the premiums, which we do not pay for our other employees.

Our Named Executive Officers also receive benefits under certain group health, long-term disability and life insurance plans that are generally available to all of our eligible employees.

After six months of service with us, all of our employees, including our Named Executive Officers, are eligible to participate in a 401(k) savings plan and, after one year of employment with us, are eligible for a Company match. Under the 401(k) savings plan, the Company offers a qualified automatic contribution arrangement (“QACA”), with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).

We have employment agreements with each of our Named Executive Officers. Mr. Kanter’s Amended Employment Agreement expired on August 11, 2026. Upon termination of employment, each executive is entitled to receive severance payments under his or her employment agreement and under the Company’s incentive programs in the event of a termination without justifiable cause. These employment agreements and incentive programs, as they relate to terminations, as well as the terms of Mr. Kanter’s Amended Employment Agreement and the non-renewal payment he became entitled to upon his retirement, are discussed in detail below in the section “Employment Agreements” following the “Summary Compensation Table.” Mr. Conacher, our Interim Chief Executive Officer, is not entitled to any severance or post-termination payments or benefits under his Offer Letter. Our employment agreements do not contain any tax gross-ups pursuant to Section 280G of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Willem Mesdag, Chair
Jack Boyle
Elaine K. Rubin

EXECUTIVE COMPENSATION

Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to our Named Executive Officers for Fiscal 2025.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Harvey S. Kanter (5)	2025	$850,000	—	$361,250	—	$813,078	$160,135	$2,184,463
Former President and Chief Executive	2024	$850,000	—	$722,498	—	$1,162,110	$159,960	$2,894,568
Officer	2023	$866,346	—	$2,765,938	—	$2,167,112	$159,627	$5,959,023

Peter H. Stratton, Jr.	2025	$472,960	—	$94,322	—	$236,491	$27,598	$831,371
Executive Vice President, Chief	2024	$415,923	—	$183,147	—	$305,343	$27,498	$931,911
Financial Officer and Treasurer	2023	$414,827	—	$91,571	—	$514,760	$27,122	$1,048,280

Anthony J. Gaeta	2025	$412,000	—	$72,099	—	$147,696	$24,373	$656,168
Chief Stores and Real Estate	2024	$408,769	—	$126,874	—	$219,772	$24,048	$779,463
Officer	2023	$391,827	—	$56,872	—	$400,383	$23,678	$872,760

Robert S. Molloy	2025	$397,580	—	$69,576	—	$174,667	$27,966	$669,789
General Counsel and Secretary	2024	$394,462	—	$135,099	—	$240,958	$28,546	$799,065
	2023	$393,423	—	$67,549	—	$458,060	$29,302	$948,334

Allison Surette	2025	$386,250	—	$67,593	—	$141,409	$33,949	$629,201
Chief Merchandising Officer	2024	$383,221	—	$120,572	—	$210,977	$33,774	$748,544
	2023	$376,577	—	$61,249	—	$376,464	$33,336	$847,626

(1)
The amounts reflect the fair value, as of the grant date, of awards computed in accordance with the Financial Accounting Standards Board ASC Topic 718, and not the actual amounts paid to or realized by the Named Executive Officers during the applicable fiscal year. The fair value of performance stock units, with a market condition, was valued as of the date of grant using a Monte Carlo valuation model. Additional information regarding the assumptions used to estimate the fair value of all awards is included in Note A and Note I to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
(2)
The amounts reflect the grant-date fair value of time-based RSUs issued under the 2025-2027 LTIP, which will vest in four tranches with the first 25% vesting on April 1, 2026, and the remaining tranches vesting on April 1, 2027, April 1, 2028 and April 1, 2029.

The fair value associated with the performance-based component of the equity awards under the 2025-2027 LTIP was determined based on the probable outcome of the performance conditions as of the service-inception date. Because the achievement of the performance targets under the 2025-2027 LTIP was not deemed probable as of the service-inception date, no value was attributed to the performance-based portion of these awards. In addition, performance-based compensation is a liability-based award until earned, at which time it can be settled in a combination of cash and/or equity. The following table reflects the fair value of the performance-based equity portion of the 2025-2027 LTIP assuming that 50% of the award is settled in equity and that the payout achieved is the highest level of performance for each of the Named Executive Officers:

Harvey S. Kanter	$541,875
Peter H. Stratton, Jr.	$141,483
Anthony J. Gaeta	$108,150
Robert S. Molloy	$104,365
Allison Surette	$101,391
(3)
Represents cash awards earned under the 2025 AIP, the fourth tranche of time-vested cash under the 2021-2023 LTIP, the third tranche of time-vested cash under the 2022-2024 LTIP, the second tranche of time-vested cash under the 2023-2025 LTIP and the first tranche of time-vested cash under the 2024-2026 LTIP. See table “2025 Non-Equity (Cash) Incentive Plan Compensation” below for additional detail.
(4)
See table “All Other Compensation” below for a breakdown of 2025 amounts reflected in this column.
(5)
Mr. Kanter served as our President and Chief Executive Officer and as a director until his retirement on August 11, 2026, upon the expiration of the term of his employment agreement.

2025 Non-Equity (Cash) Incentive Plan Compensation. The following table provides a breakdown of the amounts for Fiscal 2025 in the “2025 Non-Equity (Cash) Incentive Plan Compensation” column of the Summary Compensation Table above:

Name	Annual Incentive Plan (1)	2021-2023 LTIP Time-Based(2)	2022-2024 LTIP Time-Based (2)	2023-2025 LTIP Time-Based (2)	2024-2026 LTIP Time-Based (2)	Total Non- Equity (Cash)
Harvey S. Kanter	$425,000	$117,140	$90,313	$90,312	$90,313	$813,078
Peter H. Stratton, Jr.	$141,888	$25,922	$22,893	$22,894	$22,894	$236,491
Anthony J. Gaeta	$82,400	$19,359	$14,218	$14,219	$17,500	$147,696
Robert S. Molloy	$99,395	$24,609	$16,888	$16,887	$16,888	$174,667
Allison Surette	$77,250	$18,703	$13,738	$15,312	$16,406	$141,409
(1)
Each Named Executive Officer earned a cash bonus under the 2025 AIP. See “Compensation, Discussion and Analysis-Compensation Components and Fiscal 2025 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information about the payouts under the 2025 AIP.
(2)
Represents the vesting of the fourth tranche of the time-based cash award granted in March 2021 under the 2021-2023 LTIP, the third tranche of the time-based cash award granted in April 2022 under the 2022-2024 LTIP, the second tranche of the time-based cash award granted in April 2023 under the 2023-2025 LTIP and the first tranche of the time-based award granted in April 2024 under the 2024-2026 LTIP. See “Compensation, Discussion and Analysis-Compensation Components and Fiscal 2025 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information.

All Other Compensation. The following table provides a breakdown of the amounts for Fiscal 2025 in the “All Other Compensation” column of the Summary Compensation Table above:

Name	Auto Allowance	401(k)	Long-Term Healthcare Premiums	Supplemental Disability Insurance	Travel Allowance	Other	Total Other Compensation
Harvey S. Kanter	$10,000	$12,250	$12,876	$5,009	$120,000	$—	$160,135
Peter H. Stratton, Jr.	$8,400	$12,250	$3,885	$3,063	$—	$—	$27,598
Anthony J. Gaeta	$8,400	$12,250	$—	$3,573	$—	$150	$24,373
Robert S. Molloy	$8,400	$12,250	$4,818	$2,498	$—	$—	$27,966
Allison Surette	$8,400	$12,250	$10,465	$2,834	$—	$—	$33,949

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, the Company is providing the following information about the relationship between the annual total compensation of the Company’s employees and the annual total compensation of the Company’s Chief Executive Officer. Our Chief Executive Officer-to-employee pay ratio has been calculated in accordance with Item 402(u) of Regulation S-K under the Exchange Act.

Under Instruction 2 to Item 402(u), the median-paid employee may be identified once every three years if there is no impact to the pay ratio disclosure. We last identified our median employee on December 31, 2023. There has been no change in our employee population or employee compensation arrangements since that time that we believe would significantly impact the pay ratio disclosure for 2025 and require the identification of a new median employee.

The total annual compensation for our Chief Executive Officer, Mr. Kanter, for Fiscal 2025, as shown in the “Summary Compensation Table,” was $2,184,463. The total annual compensation for our median employee, who is a full-time 40-hour employee, was $52,179, calculated using the same methodology as used in the “Summary Compensation Table.” Based on this information, for Fiscal 2025, the ratio of the annual total compensation of Mr. Kanter, our Chief Executive Officer, to the median of the annual total compensation of all employees was 42 to 1.

The methodology used to identify the median employee in 2023 was to evaluate all employees, other than our Chief Executive Officer, employed by the Company as of December 31, 2023, and we performed the following:

•
We determined that, as of December 31, 2023, our employee population consisted of approximately 1,308 individuals, with 1,305 of these individuals located in the U.S. and 3 of these individuals located outside of the U.S. This population includes our full-time, part-time, and seasonal or temporary employees. Approximately 79% of our total employee population at December 31, 2023 were considered full-time employees.
•
To identify the “median employee” from our employee population, we compared the amount of compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for the year ended December 31, 2023.
•
We annualized the compensation for any permanent full-time or part-time employees who started employment at the Company during calendar 2023. We did not annualize the compensation for any seasonal or temporary employees.
•
We excluded employees located outside of the U.S. under the de minimis exception to the pay ratio rule, which permits exclusion if a company’s non-U.S. employees account for 5% or less of its total employees. Accordingly, we have excluded three associates located in Hong Kong.

Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is the disclosure regarding executive compensation for Harvey S. Kanter, our principal executive officer (“PEO”), our non-PEO NEOs, and our Company's financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect total compensation per the “Summary Compensation Table,” with certain required adjustments as described in the following table and footnotes.

For more information concerning our philosophy of how we align compensation for our NEOs to certain performance metrics, refer to the “Compensation Discussion and Analysis” above.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income (Loss) ($)(000's)	Adjusted EBITDA (non-GAAP) ($)(000's)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,184,463	$1,300,032	$696,632	$556,741	$85.00	$195.42	$(35,908)	$1,610
2024	$2,894,568	$844,299	$822,773	$712,029	$340.00	$163.05	$3,055	$19,913
2023	$5,959,023	$2,431,858	$929,250	$464,918	$520.00	$132.95	$27,854	$55,893
2022	$4,221,881	$7,093,048	$954,500	$1,482,529	$920.00	$117.29	$89,123	$73,808
2021	$3,616,278	$13,729,433	$909,752	$1,878,242	$541.25	$108.05	$56,713	$76,862
(1)
For each fiscal year, the following table is a reconciliation of the adjustments between the compensation for our PEO per the Summary Compensation Table (column (b)) and Compensation Actually Paid (column (c)):

Fiscal Year:	2021	2022	2023	2024	2025
Summary Compensation Table ("SCT") Total for PEO (column (b))	$3,616,278	$4,221,881	$5,959,023	$2,894,568	$2,184,463
Deduct - SCT "Stock Award" value	(443,260)	(829,813)	(2,765,938)	(722,498)	(361,250)
Deduct - SCT "Option Award" value	(207,035)	—	—	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	4,203,022	227,798	(1,201,866)	(242,851)	(228,535)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	4,412,134	2,474,982	(1,524,935)	(1,722,956)	(458,413)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	2,148,295	998,200	1,982,373	638,036	163,766
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	(16,800)	—	—
Compensation Actually Paid to PEO (column (c))	$13,729,433	$7,093,048	$2,431,858	$844,299	$1,300,032

(2)
Our Non-PEO NEOs for Fiscal 2025 were Peter H. Stratton, Anthony J. Gaeta, Robert S. Molloy and Allison Surette. For fiscal 2024, our Non-PEO NEOs were Messrs. Stratton, Gaeta, Molloy and James Reath, our former Chief Marketing Officer. For fiscal 2023 and fiscal 2022 our Non-PEO NEOs were Messrs. Stratton, Gaeta, and Molloy and Ms. Surette.

For fiscal 2021, our Non-PEO NEOs were Messrs. Stratton, Molloy, Gaeta and Ujjwal Dhoot, our former Chief Marketing Officer.
(3)
For each fiscal year, the following table is a reconciliation of the adjustments between the average compensation for our Non-PEO NEOs per the Summary Compensation Table (column (d)) and average Compensation Actually Paid to Non-PEO NEOs (column (e)):

Fiscal Year:	2021	2022	2023	2024	2025
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$909,752	$954,500	$929,250	$822,773	$696,632
Deduct - SCT "Stock Award" value	(79,352)	(156,331)	(69,310)	(142,471)	(75,897)
Deduct - SCT "Option Award" value	(44,496)	—	—	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	122,413	31,521	(158,089)	(43,328)	(43,659)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	524,801	464,934	(302,611)	(49,931)	(54,742)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	445,124	187,905	65,679	124,986	34,407
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$1,878,242	$1,482,529	$464,918	$712,029	$556,741

(4)
The Peer Group TSR used in this table is the Dow Jones U.S. Apparel Retailers Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, included in our Annual Report on Form 10-K for the year ended January 31, 2026. The comparison assumes that $100 was invested for the period starting January 31, 2021 through the end of each fiscal year.
(5)
We have identified Adjusted EBITDA as our Company Selected Measure. Adjusted EBITDA is a non-GAAP financial measure. For our Company, Adjusted EBITDA represents earnings before interest, taxes and depreciation and amortization and before the loss from termination of retirement plans, transaction-related costs associated with the Merger, non-recurring accrual for estimated legal settlement costs, and asset impairment (gain), if any.

Pay Versus Performance Relationships Descriptions

The following charts depict the relationships between Compensation Actually Paid ("CAP") for our PEO and non-PEO NEOs and the financial metrics included in the table above.

Description of Relationship Between PEO and Non-PEO Compensation Actually Paid and Company's TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years.

CAP vs. Company TSR
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Cumulative Company TSR
(value of initial $100 investment)
$920.00
$541.25
$520.00
$340.00
$85.00
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Company TSR

Description of Relationship Between the Company TSR and Peer Group Cumulative TSR

The following chart shows the cumulative TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, versus the Dow Jones U.S. Apparel Retailers Index, assuming an initial fixed $100 investment on January 29, 2021 (end of fiscal 2020) and computed in accordance with the requirements of Item 402(v) of Regulation S-K.

Company TSR vs. Peer Group TSR

Cumulative TSR
(value of initial $100 investment)
$950
$850
$750
$650
$550
$450
$350
$250
$150
$50

	January 29, 2021	January 28, 2022	January 27, 2023	February 2, 2024	February 1, 2025	January 31, 2026
Company Cumulative TSR	$100.00	$541.25	$920.00	$520.00	$340.00	$85.00
Peer Group Cumulative TSR	$100.00	$108.05	$117.29	$132.95	$163.05	$195.42

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs and net income (loss) during the five most recently completed fiscal years. Net loss for Fiscal 2025 included a non-cash charge to establish a full valuation allowance against net deferred tax assets of $20.4 million and included transaction-related costs of $4.2 million associated with the Merger. Net income for fiscal 2022 included a non-recurring tax benefit related to the release of our tax valuation allowance of $31.6 million.

CAP vs. Net Income (Loss)
Compensation Actually Paid
$13,000,000
$10,000,000
$7,000,000
$4,000,000
$1,000,000
$(2,000,000)
Net Income (in thousands)
$95,000
$75,000
$55,000
$35,000
$15,000
$(5,000)
$(25,000)
$(45,000)
$(65,000)
$56,713
$89,123
$27,854
$3,055
$(35,908)
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income (Loss)

Description of Relationship Between PEO and Non-PEO NEO CAP and Company-Selected Measure

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and Adjusted EBITDA, a non-GAAP measure (our Company-Selected Measure) during the five most recently completed fiscal years.

CAP vs. Adjusted EBITDA
Compensation Actually Paid
$13,000,000
$11,000,000
$9,000,000
$7,000,000
$5,000,000
$3,000,000
$1,000,000
$(1,000,000)
Adjusted EBITDA (in thousands)
$90,000
$70,000
$50,000
$30,000
$10,000
$(10,000)
$(30,000)
$76,862
$73,808
$55,893
$19,913
$1,610
2021
2022
2023
2024
2025
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Tabular List of Most Important Performance Measures

As discussed above in more detail under "Compensation Discussion and Analysis - Compensation Components and Fiscal 2025 Compensation Decisions," the Compensation Committee uses several financial and operational performance measures in making its compensation decisions. The following list represents the most important financial performance measures used by the Company to link CAP to our PEO and other NEOs to Company performance for Fiscal 2025.

• Adjusted EBITDA (a non-GAAP measure)
• TSR
• Sales Growth

Employment Agreements

Harvey S. Kanter, Former President, Chief Executive Officer and Director

On February 19, 2019, we entered into an employment agreement with Mr. Kanter, pursuant to which Mr. Kanter was appointed as President and Chief Executive Officer and a director of the Company effective April 1, 2019. From February 19, 2019 to March 31, 2019, Mr. Kanter served as an Advisor to the Acting CEO. The initial term of the agreement was three years and could be automatically renewed upon the same terms and conditions for successive periods of one year, unless either party terminated the agreement in accordance with its terms.

In February 2022, the Compensation Committee engaged Segal to review Mr. Kanter’s direct compensation. Effective April 1, 2022, the Company and Mr. Kanter entered into an updated employment agreement (the “Employment Agreement”). The initial term of the Employment Agreement was for three years, unless terminated earlier in accordance with its terms (the “Initial Term”).

On August 11, 2023, the Company and Mr. Kanter entered into the First Amendment (the “Amendment”) to the Employment Agreement (as amended, the “Amended Employment Agreement”). The Amendment extended the initial term of Mr. Kanter’s employment from April 1, 2025 to August 11, 2026, unless terminated earlier in accordance with the terms of the Amended Employment Agreement (the “Initial Term”). At the expiration of the Initial Term, the Amended Employment Agreement would automatically renew, upon the same terms and conditions, for successive periods of one year, unless either party provides advance written notice in accordance with the terms of the Amended Employment Agreement.

Pursuant to his Amended Employment Agreement, Mr. Kanter received an annual base salary of $850,000 as President and Chief Executive Officer with an annual automobile allowance of $10,000. Mr. Kanter received a quarterly travel allowance in the amount of $30,000, which was intended to be used for travel between Mr. Kanter’s home and the Company’s corporate offices.

In connection with the extension of the Initial Term under the Amendment, Mr. Kanter received 573,000 performance share units (“PSUs”) to be settled in shares of the Company’s common stock upon vesting. The award would have vested, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25, and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. All 573,000 PSUs expired on August 11, 2026.

Mr. Kanter was eligible to participate in our annual incentive plan at a target rate of 100% of his earned salary, up to a maximum payout of 200% of target. Mr. Kanter was also eligible to participate in our long-term incentive plans at a target bonus equal to 170% of his base salary in effect on the effective date of participation.

In accordance with the notice requirements in his employment agreement, Mr. Kanter was provided notice on May 11, 2026 that his employment with the Company would not continue past the end of the term of his current employment agreement. Accordingly, Mr. Kanter retired on August 11, 2026. In connection with his retirement and the non-renewal of his employment agreement, all outstanding unvested equity awards held by Mr. Kanter were forfeited and Mr. Kanter received a non-renewal severance payment of $425,000 in accordance with the terms of his employment agreement. In addition, Mr. Kanter would not be entitled to any accelerated equity vesting or other benefits in connection with any change in control.

Lionel F. Conacher, Chairman of the Board and Interim Chief Executive Officer

On August 5, 2026, CMRG Apparel, LLC, a subsidiary of the Company, and Mr. Conacher entered into an Offer of Employment Letter (the “Offer Letter”), pursuant to which Mr. Conacher serves as Interim Chief Executive Officer and principal executive officer of the Company, effective August 12, 2026. Under the Offer Letter, Mr. Conacher receives a base salary of $80,000 per month, prorated for any partial month of employment, and monthly equity compensation of $15,000, paid on August 12, 2026 and on each monthly anniversary thereafter in the form of fully vested shares of our common stock issued under the 2016 Plan. The number of shares issued each month is calculated by dividing $15,000 by the closing price of our common stock on the business day immediately prior to the applicable grant date, rounded down to the nearest whole share. Mr. Conacher’s employment is at will. While serving as

Interim Chief Executive Officer, Mr. Conacher is not eligible to earn director fees and has waived participation in any other incentive compensation or equity plans. Mr. Conacher is not entitled to any severance or post-termination payments or benefits, including in connection with a change in control of the Company. Mr. Conacher continues to serve as Chairman of the Board.

Employment Agreements with Other Named Executive Officers

We have employment agreements with each of our Named Executive Officers other than our CEO (collectively, the “NEO Employment Agreements”). The term of each NEO Employment Agreement begins on the respective effective date and continues until terminated by either party. Our Named Executive Officers are eligible to participate in our AIP. Each Named Executive Officer is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

Each of the NEO Employment Agreements provides that, if the executive officer’s employment is terminated by us at any time for any reason other than “justifiable cause” (as defined in the NEO Employment Agreements), disability or death, we are required to pay the executive the executive’s then-current base salary for five months after the effective date of such termination. This severance benefit is conditioned upon the executive’s execution of a general release. These payments are not made if the executive is terminated with “justifiable cause,” the executive resigns, or the executive dies or becomes disabled. The Named Executive Officers would also be entitled to additional payments or acceleration of awards under the AIP and LTIP programs, in accordance with the terms of those plans.

If the Named Executive Officer’s employment is terminated at any time within one year following a Change of Control (as defined in the NEO Employment Agreements) other than for “justifiable cause,” or if the executive resigns for “good reason” (as defined in the NEO Employment Agreements), then we will be obligated to pay the executive an amount equal to twelve months of the executive’s highest base salary in effect at any time during the six-month period ending on the date of the Change of Control. This payment also is conditioned upon the executive’s execution of a general release. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to the executive being treated as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code.

The NEO Employment Agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose confidential information regarding our Company. The NEO Employment Agreements also contain covenants pursuant to which each executive agrees, during the term of his/her employment and for a one-year period following the termination of his/her employment, not to have any connection with any business that is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or that utilizes the “big and tall” retail or wholesale marketing concept as part of its business.

Estimated Potential Payments to Named Executive Officers

The following table shows the payments that would be made to our Named Executive Officers assuming a “termination without cause” or a “resignation for good reason” (each a “Qualifying Termination”) or a Qualifying Termination following a Change in Control, as described in the employment agreements, as of January 31, 2026. As discussed above, due to Mr. Kanter's interest in retiring and the Board's notice to not extend his employment agreement, Mr. Kanter would not be entitled to any Qualifying Termination payments described below.

			Long-Term Incentive Plan
Name	Continued Base Salary(1)	Annual Incentive Plan (2)	Time- Based Awards (3) (4)	Performance- Based Compensation (5)	Total Potential Payments
Harvey S. Kanter (6)
Qualifying Termination	$920,833	$425,000	$665,818	$722,059	$2,733,711
Qualifying Termination due to change in control	$3,400,000	$425,000	$665,818	$722,059	$5,212,877
Peter H. Stratton, Jr.
Qualifying Termination	$242,105	$141,888	$170,115	$184,871	$738,980
Qualifying Termination due to change in control	$484,210	$141,888	$170,115	$184,871	$981,085
Anthony J. Gaeta
Qualifying Termination	$206,000	$82,400	$119,088	$141,316	$548,804
Qualifying Termination due to change in control	$412,000	$82,400	$119,088	$141,316	$754,804
Robert S. Molloy
Qualifying Termination	$198,790	$99,395	$125,485	$136,370	$560,040
Qualifying Termination due to change in control	$397,580	$99,395	$125,485	$136,370	$758,830
Allison Surette
Qualifying Termination	$193,125	$77,250	$116,198	$132,484	$519,056
Qualifying Termination due to change in control	$386,250	$77,250	$116,198	$132,484	$712,181
(1)
Because Mr. Kanter was in the Initial Term of his Amended Employment Agreement as of January 31, 2026, for a Qualifying Termination, Mr. Kanter would have been entitled to receive, as continued base salary, the sum of the remaining base salary and annual incentive payout, assuming target, that he would have received during the Initial Term of his employment. For the other Named Executive Officers, continued base salary for Qualifying Termination assumes six months of salary, which includes one month for notice. Continued base salary for Qualifying Termination due to change in control is the sum of two times base salary plus the then-amount of the annual incentive payout at target for Mr. Kanter and one-year base salary for the other Named Executive Officers.
(2)
These amounts represent the actual incentive earned for 2025 AIP. See “Compensation Discussion and Analysis - Compensation Components and Fiscal 2025 Compensation Decisions - Performance-based annual incentive plan – 2025 AIP” for more information regarding this award.
(3)
Time-based awards under our LTIPs represent time-based cash and RSUs under our 2022-2024 LTIP, 2023-2025 LTIP, 2024-2026 LTIP and the 2025-2027 LTIP. Because the respective performance periods for the 2022-2024 LTIP and 2023-2025 LTIP would have been complete as of January 31, 2026, all outstanding awards would have become fully vested under both a Qualifying Termination and Qualifying Termination due to a change in control. Because the 2024-2026 LTIP would have completed the second year of its performance period and the 2025-2027 LTIP would have completed the first year of its performance period, as of January 31, 2026, each participant would have vested in RSUs and cash based on a pro-rata vesting percentage, which is calculated based on the number of effective days of participation over the total number of days in the performance period.
(4)
All time-based RSU awards that would vest upon an assumed termination on January 31, 2026 were valued using the closing price of our common stock on January 30, 2026 of $0.68 per share.
(5)
The performance target under the 2023-2025 LTIP was not achieved and therefore there was no award granted. The amounts in the table represent the performance periods for the 2024-2026 LTIP and the 2025-2027 LTIP, which were not complete as of January 31, 2026. For a Qualifying Termination, each participant would be entitled to receive a pro-rated vesting percentage at the end of the performance period for each of the respective LTIPs based on the actual performance level achieved. The above table assumes the performance level achieved is at target. Per the LTIP, for a Qualifying Termination due to a change in control, each participant would have been entitled to receive a pro-rated vesting percentage at the date of the change in control at target. However, in November 2025, in connection with the pending Merger, the Compensation Committee determined that if the Merger closes prior to the completion of the respective performance period, on the closing date of the Merger, the performance-based awards would be cancelled and paid out in cash, based on actual results through the closing date, on a pro-rated basis. With respect to Mr. Kanter’s 573,000 PSUs all PSUs expired on August 11, 2026.
(6)
Mr. Kanter retired on August 11, 2026 upon the expiration of the term of his employment agreement. In connection with his retirement, Mr. Kanter was entitled to a non-renewal severance payment of $425,000, payable in 24 monthly installments, in accordance with the terms of his employment agreement, all of his outstanding unvested equity awards were forfeited and he did not receive any of the other payments shown in this table.

Clawback Policies

Executive Clawback Policy. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Act and Nasdaq Listing Rule 5608. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Executive Clawback Policy is in addition to the Company’s other clawback policies and provisions described below.

Other Clawback Policies and Provisions. Our employment agreements with members of our senior management and our long-term incentive plans contain clawback provisions that provide for remedies in the event that we learn, after a senior executive is terminated by us other than for “justifiable cause,” that the senior executive could have been terminated for “justifiable cause.” In addition, since August 2018, we have had an executive incentive pay clawback policy that permits the Company to recover incentive-based cash and/or equity compensation from current and former executive officers of the Company in certain circumstances.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Company does not have any formal policies and practices regarding the timing of awards of options in relation to the disclosure of material non-public information (“MNPI”). The Compensation Committee is solely responsible for the approval of equity stock option awards made to our Chief Executive Officer and other NEOs. The Compensation Committee and the Company’s General Counsel monitor the Company’s equity grant practices to ensure that such practices comply with governing regulations and are consistent with good corporate practice. The Board and the Compensation Committee do not take MNPI into account when determining the timing and terms of such awards, and the Company does not time the disclosure of MNPI for the purpose of affecting the value of executive compensation.

The majority of equity awards granted on an annual basis are pursuant to the Company’s LTIP. Under the LTIP, the Compensation Committee must annually approve the three-year performance target(s) within the first 25% of the applicable three-year performance period to be effective. Historically, the Compensation Committee has discussed and approved such targets during one of its meetings in the spring, at which time it will also approve the grant of time-based awards under the applicable LTIP and the grant of any performance-based awards earned under a prior year’s completed LTIP. Such awards may be granted, at the sole discretion of the Compensation Committee, as a combination of cash, stock options or RSUs. Because the Compensation Committee’s approval of such awards is likely to occur prior to the Company’s release of fiscal year earnings and the Company therefore possesses MNPI, the Compensation Committee sets a future grant date that is first subject to the Audit Committee’s approval of the recently concluded fiscal year’s financial results and the filing of our Annual Report on Form 10-K and/or the furnishing of our earnings release, which has historically been greater than four days. The Compensation Committee may also make off-cycle grants throughout the year in connection with new hires, promotions or role transitions. The timing of the grant is generally tied to the event giving rise to the award, such as an executive officer’s commencement of employment or a promotion effective date. As a result, the timing of the grant occurs independent of the release of any MNPI. During Fiscal 2025, there were no grants of stock options or similar equity instruments by the Company.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in Fiscal 2025.

2025 GRANTS OF PLAN-BASED AWARDS

		Service	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Inception	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	($) (1)	($) (1)	($) (1)	(#)	(#)	($ / Sh)	($)
Harvey S. Kanter (4)
2025 AIP (2)	3/28/2025		$170,000	$850,000	$1,700,000	—	—	—	—	—	—	—
2025-2027 LTIP, Time-Based (3)	4/1/2025	2/1/2025	—	$361,250	—	—	—	—	240,833	—	—	$361,250
2025-2027 LTIP, Performance-Based (3)		2/1/2025	$180,625	$361,250	$541,875	$180,625	$361,250	$541,875	—	—	—	—
Peter H. Stratton, Jr.
2025 AIP (2)	3/28/2025		$56,755	$283,776	$425,664	—	—	—	—	—	—	—
2025-2027 LTIP, Time-Based (3)	4/1/2025	2/1/2025	—	$94,322	—	—	—	—	62,881	—	—	$94,322
2025-2027 LTIP, Performance-Based (3)		2/1/2025	$47,161	$94,322	$141,483	$47,161	$94,322	$141,483	—	—	—	—
Anthony J. Gaeta
2025 AIP (2)	3/28/2025		$41,200	$206,000	$309,000	—	—	—	—	—	—	—
2025-2027 LTIP, Time-Based (3)	4/1/2025	2/1/2025	—	$72,100	—	—	—	—	48,066	—	—	$72,099
2025-2027 LTIP, Performance-Based (3)		2/1/2025	$36,050	$72,100	$108,150	$36,050	$72,100	$108,150	—	—	—	—
Robert S. Molloy
2025 AIP (2)	3/28/2025		$39,758	$198,790	$298,185	—	—	—	—	—	—	—
2025-2027 LTIP, Time-Based (3)	4/1/2025	2/1/2025	—	$69,577	—	—	—	—	46,384	—	—	$69,576
2025-2027 LTIP, Performance-Based (3)		2/1/2025	$34,788	$69,577	$104,365	$34,788	$69,577	$104,365	—	—	—	—
Allison Surette
2025 AIP (2)	3/28/2025		$38,625	$193,125	$289,688	—	—	—	—	—	—	—
2025-2027 LTIP, Time-Based (3)	4/1/2025	2/1/2025	—	$67,594	—	—	—	—	45,062	—	—	$67,593
2025-2027 LTIP, Performance-Based (3)		2/1/2025	$33,797	$67,594	$101,391	$33,797	$67,594	$101,391	—	—	—	—
(1)
Performance-based awards under the LTIP plans are denominated in dollars at the service inception date and are accounted for as a liability during the performance period. The actual grant date of equity awards, if any, will occur only if the performance targets are achieved and only if the Compensation Committee were to decide to grant a portion or all of the award in the form of equity. For purposes of this table, it is assumed that any performance-based award earned under the 2025-2027 LTIP would be granted in a combination of 50% cash and 50% equity. See footnote 3 below for additional information on the 2025-2027 LTIP.
(2)
The threshold payout for each executive assumes the achievement of only the individual personal goals, the target payout assumes 100%, and the maximum payout assumes 150% of the payout targets under the 2025 AIP, with the exception of the maximum payout for Mr. Kanter, which is 200%. See “Compensation Components and Fiscal 2025 Compensation Decisions - Performance-based annual incentive plan – 2025 AIP” for more information on the targets set under the 2025 AIP. The respective actual cash payment made to each of the Named Executive Officers under the 2025 AIP is included in the “Summary Compensation Table” for Fiscal 2025.
(3)
Effective April 1, 2025, the Compensation Committee approved the performance target for the 2025-2027 LTIP. The performance-based awards represent 50% of the total potential payout under the 2025-2027 LTIP and assume that 50% is payable in cash and 50% payable in equity. The amounts in the above table represent the dollar value of any future grant of cash and equity assuming a potential payout at threshold, target and maximum for each executive estimated based on achieving 50%, 100% and 150%, respectively, of the payout targets set by the Compensation Committee. The actual grant of equity will occur only if the performance targets are achieved and only if the Compensation Committee decides to grant a portion or all of the award in equity. The remaining 50% of the total potential payout under the 2025-2027 LTIP represents time-based awards, which were granted 50% cash and 50% in RSUs. The above table reflects the cash award and the RSUs that were granted on April 1, 2025. The cash award and the RSUs vest in four equal tranches, with the first tranche vesting on April 1, 2026, and the remaining tranches vesting on April 1, 2027, April 1, 2028, and April 1, 2029. See “Compensation Components and Fiscal 2025 Compensation Decisions - Long-Term Incentive Plans - 2025-2027 Performance Period” above for more information on the targets.

(4)
Mr. Kanter retired as our President and Chief Executive Officer and resigned as a director effective August 11, 2026. All of Mr. Kanter’s unvested equity awards, including the awards reflected in this table, were forfeited upon his retirement, and he is not entitled to participate in the 2026 AIP.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of Fiscal 2025.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)(1)	(#)		($)(1)
Harvey S. Kanter (11)	—	—	—				—		—	573,000	(2)	391,359
	—	—	—				17,990	(3)	$12,287	—		—
	—	—	—				41,144	(4)	$28,101	—		—
	—	—	—				76,320	(5)	$52,127	—		—
	—	—	—				240,833	(6)	$164,489	—		—
	150,000	—	—	(7)	$0.64	6/10/2030	—		—	—		—
	442,040	—	—	(8)	$0.53	6/11/2030	—		—	—		—
	251,970	—	—	(9)	$0.69	3/8/2031	—		—	—		—
	70,843	—	—	(10)	$0.75	3/9/2031	—		—	—		—

Peter H. Stratton, Jr.	175,636	—	—	(8)	$0.53	6/11/2030	—		—	—		—
	74,344	—	—	(9)	$0.69	3/8/2031	—		—	—		—
	36,116	—	—	(10)	$0.75	3/9/2031	—		—	—		—
	—	—	—				4,560	(3)	$3,114	—		—
	—	—	—				10,429	(4)	$7,123	—		—
	—	—	—				19,346	(5)	$13,213	—		—
	—	—	—				62,881	(6)	$42,948	—		—

Anthony J. Gaeta	146,108	—	—	(8)	$0.53	6/11/2030	—		—	—		—
	55,522	—	—	(9)	$0.69	3/8/2031	—		—	—		—
	16,058	—	—	(10)	$0.75	3/9/2031	—		—	—		—
	—	—	—				2,832	(3)	$1,934	—		—
	—	—	—				6,477	(4)	$4,424	—		—
	—	—	—				14,788	(5)	$10,100	—		—
	—	—	—				48,066	(6)	$32,829	—		—

Robert S. Molloy	125,731	—	—	(8)	$0.53	6/11/2030	—		—	—		—
	50,579	—	—	(9)	$0.69	3/8/2031	—		—	—		—
	14,287	—	—	(10)	$0.75	3/9/2031	—		—	—		—
	—	—	—				3,364	(3)	$2,298	—		—
	—	—	—				7,693	(4)	$5,254	—		—
	—	—	—				14,271	(5)	$9,747	—		—
	—	—	—				46,384	(6)	$31,680	—		—

Allison Surette	4,261	—	—	(11)	$5.30	9/26/2032	—		—	—		—
	141,155	—	—	(8)	$0.53	6/11/2030	—		—	—		—
	53,640	—	—	(9)	$0.69	3/8/2031	—		—	—		—
	26,058	—	—	(10)	$0.75	3/9/2031	—		—	—		—
	—	—	—				2,736	(3)	$1,869	—		—
	—	—	—				6,976	(4)	$4,765	—		—
	—	—	—				13,864	(5)	$9,469	—		—
	—	—	—				45,062	(6)	$30,777	—		—

(1)
The value of shares was calculated using the closing price of our common stock of $0.68 on January 30, 2026.
(2)
This award represents an award granted to Mr. Kanter in August 2023 in connection with the extension of his employment agreement. The award will vest, if at all, in nine installments when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. These PSUs expired unvested on August 11, 2026.
(3)
These awards represent the unvested portion of RSUs granted on April 9, 2022 in connection with our 2022-2024 LTIP. These awards vest on April 1, 2026.
(4)
These awards represent the unvested portion of RSUs granted on May 1, 2023 in connection with our 2023-2025 LTIP. These awards vest in two remaining equal tranches on April 1, 2026 and April 1, 2027.
(5)
These awards represent RSUs granted on April 1, 2024 in connection with our 2024-2026 LTIP. These awards vest in three equal tranches on April 1, 2026, April 1, 2027 and April 1, 2028.
(6)
These awards represent RSUs granted on April 1, 2025 in connection with our 2025-2027 LTIP. These awards vest in four equal tranches on April 1, 2026, April 1, 2027, April 1, 2028 and April 1, 2029.
(7)
This award represents a discretionary grant of stock options to Mr. Kanter in fiscal 2020 that vested in three equal tranches.
(8)
These awards represent stock options granted on June 11, 2020 in connection with the time-based portion of our 2020-2022 LTIP. All remaining outstanding stock options are fully vested.
(9)
These awards represent stock options granted on March 8, 2021 in connection with the time-based portion of our 2021-2023 LTIP. All remaining outstanding stock options are fully vested.
(10)
These awards represent a discretionary grant of stock options on March 9, 2021 to Mr. Kanter and the active members of management who were participants in the 2018-2020 LTIP. All remaining outstanding stock options are fully vested.
(11)
Mr. Kanter retired as our President and Chief Executive Officer and resigned as a director effective August 11, 2026. Upon his retirement, all of Mr. Kanter’s unvested equity awards reflected in this table were forfeited, and his 573,000 PSUs expired unvested.

Option Exercises and Stock Vested Table

The following table sets forth information for the Named Executive Officers with respect to the exercise of option awards and the vesting of stock awards during Fiscal 2025.

2025 OPTION EXERCISES AND STOCK VESTED

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($) (3)
Harvey S. Kanter (4)	—	$—	311,435	$412,632
Peter H. Stratton, Jr.	—	$—	78,947	$104,600
Anthony J. Gaeta	—	$—	49,956	$66,313
Robert S. Molloy	—	$—	58,235	$77,158
Allison Surette	—	$—	48,482	$64,386

(1)
There were no exercises of stock options in Fiscal 2025.
(2)
The stock awards that vested during Fiscal 2025 include the time-based awards granted under the 2022-2024 LTIP, 2023-2025 LTIP and the 2024-2026 LTIP, as well as the RSUs granted for the performance-based compensation under the 2022-2024 LTIP which vested on August 31, 2025.
(3)
The “Value Realized on Vesting” is the market price of the underlying security on the date of vesting. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares or that the underlying shares were sold on the date of vesting. Furthermore, such value realized does not take into consideration individual income tax consequences.

(4)
Mr. Kanter retired as our President and Chief Executive Officer and resigned as a director effective August 11, 2026.

Pension Benefits

None of our Named Executive Officers was a participant in any pension plan and, therefore, none has accumulated benefits.

Non-Qualified Deferred Compensation

We do not offer to our executive officers or employees any defined contribution or similar plan that provides for the deferral of compensation on a basis that is not tax-qualified. We offer a 401(k) savings plan to all of our employees eligible to participate, as further described below.

401(k) Plan

The Company has one defined contribution plan, the Destination XL Group, Inc. 401(k) Savings Plan (the “401(k) Plan”). Under the 401(k) Plan, the Company offers a QACA, with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation). Employees who are 21 years of age or older are eligible to make deferrals after 6 months of employment and are eligible to receive a match from the Company after one year of employment and 1,000 hours. Our Named Executive Officers are eligible to participate in the 401(k) Plan, and the amount of any Company match to our Named Executive Officers is set forth above in the “All Other Compensation” table.

Certain Relationships and Related Transactions

No Related Party Transactions in Fiscal 2025.

Mr. Olsson was appointed Executive Vice President and Chief Growth Officer effective September 6, 2026. Prior to that, Mr. Olsson served as a consultant to the Company, providing strategic advisory services, from September 5, 2025 to September 5, 2026. Pursuant to the consulting arrangement with the Company, Mr. Olsson received a monthly payment of $25,000, payable in arrears, based on 20 hours per week through May 5, 2026, plus out of pocket expenses. From May 6, 2026 until his contract ended on September 5, 2026, Mr. Olsson receives a monthly payment of $37,500, payable in arrears, based on 30 hours per week, plus out of pocket expenses. In total, Mr. Olsson was paid consulting fees and expenses of $111,359.92 in fiscal 2025 and $242,905.88 in fiscal 2026. In addition, the Company reimbursed Mr. Olsson $28,000 for legal fees incurred in connection with the negotiation and finalization of his employment agreement. There was no arrangement or understanding between Mr. Olsson and any other person pursuant to which he was selected as an officer of the Company; there was no family relationships between Mr. Olsson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company; and there were no transactions involving Mr. Olsson, other than the consulting arrangement described above, that would require disclosure under Item 404(a) of Regulation S-K.

In addition, there was no related party transactions since February 2, 2025 in which the Company was a participant and in which any director or executive officer of the Company, any known 5% or greater stockholder of the Company or any immediate family member of any of the foregoing persons had a direct or indirect material interest as defined in Item 404(a) of Regulation S-K. As permitted by SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the “Executive Compensation” section or the “Director Compensation” section of this Proxy Statement, as applicable.

Review, Approval or Ratification of Transactions with Related Persons. Pursuant to its charter, the Audit Committee reviews all related-party transactions on an ongoing basis and, to the extent required by the Sarbanes-Oxley Act, the SEC or Nasdaq, all such transactions must be approved by the Audit Committee except as otherwise delegated by the Audit Committee to another independent body of the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us by our officers and directors during Fiscal 2025, we believe that the Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner.

PROPOSAL 2

REVERSE STOCK SPLIT PROPOSAL

The Special Meeting Reverse Stock Split Proposal is also being submitted to our stockholders for approval at the Special Meeting. The Reverse Stock Split Proposal will be presented at the Annual Meeting unless the Special Meeting Reverse Stock Split Proposal has previously been approved by our stockholders at the Special Meeting. If the Special Meeting Reverse Stock Split Proposal is approved at the Special Meeting, this Proposal 2 will not be presented at the Annual Meeting and any votes cast on the Reverse Stock Split Proposal will be disregarded.

On November 2, 2026, the Board approved, and is recommending that its stockholders approve, an amendment (the “Amendment”) to the Company's restated certificate of incorporation, as amended (the “Charter”), to effect a reverse stock split of the issued and outstanding shares of the Company's common stock at a ratio of not less than 1-for-2 and not more than 1-for-30, such ratio, and the implementation and timing of such reverse stock split, to be determined in the sole discretion of the Board and announced by the Company before the Amendment is filed with the Secretary of State of the State of Delaware (the “Reverse Stock Split”). As part of Proposal 2, our stockholders are also being asked to authorize the Board to elect, in its sole discretion and without further action by our stockholders, to abandon the proposed Amendment and not effect the Reverse Stock Split.

If approved by our stockholders, the final decision of whether to proceed with the Reverse Stock Split and the effective time of the Reverse Stock Split will be determined by the Board in its sole discretion and announced by the Company before the Amendment is filed with the Secretary of State of the State of Delaware. Approval of Proposal 2 includes the authorization of the Board such that, even if approved by our stockholders, the Board may elect, in its sole discretion and without further action by our stockholders, to abandon the proposed Amendment and not effect the Reverse Stock Split. Also, if the Board does not implement the Reverse Stock Split within the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Annual Meeting or any adjournment or postponement thereof, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Amendment to effect the Reverse Stock Split, if any, will include the split ratio fixed by the Board, within the range approved by our stockholders at the Annual Meeting. The ratio, if any, selected by the Board for the Reverse Stock Split would be publicly disclosed by the Company to its stockholders on or before the date on which the Amendment reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware. The text of the proposed Amendment is set forth in Section 1 in the form attached as Annex A to this Proxy Statement. Upon the effectiveness of the Amendment, all issued and outstanding shares of the Company's common stock and treasury shares will be reclassified by combining them into a lesser number of shares, such that one share of common stock will be issued and outstanding in lieu of a specified number of shares within the approved Reverse Stock Split range.

If this Proposal 2 is approved by our stockholders at the Annual Meeting, no further approval or authorization of our stockholders will be required to effect (or abandon) the Reverse Stock Split. However, if the Board does not implement the Reverse Stock Split within the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The proposed form of the Amendment to effect the Reverse Stock Split, as more fully described below, will effect the Reverse Stock Split but will not change the number of authorized shares of the Company’s common stock or preferred stock, or the par value of our common stock or preferred stock.

Background and Reasons the Company is Seeking Approval of the Reverse Stock Split Proposal

Our common stock is publicly traded and listed on Nasdaq under the symbol “DXLG.” The Board has approved the proposed Amendment to the Charter to effect the Reverse Stock Split, and believes the Reverse Stock Split Proposal is important to the Company, for the following reasons:

Maintain our Listing on Nasdaq, Whether or Not the Merger is Consummated

By potentially increasing the trading price of our common stock, the Reverse Stock Split would reduce the risk that our common stock could be delisted from Nasdaq.

Nasdaq has continued listing standards that the Company must maintain to avoid delisting, including, among others, a minimum bid price requirement of $1.00 per share (the “Minimum Bid Price Requirement”). On February 4, 2026, the Company received a letter from the Listing Qualifications staff of Nasdaq indicating that, based upon the closing bid price of its common stock for the last 30 consecutive business days, it was not in compliance with the Minimum Bid Price

Requirement. At that time, the Company was provided a compliance period of 180 calendar days, which expired on August 3, 2026, to regain compliance with the Minimum Bid Price Requirement. On June 30, 2026, the Company (i) submitted a transfer application to Nasdaq to transfer to The Nasdaq Capital Market and (ii) provided written notice to Nasdaq requesting an additional compliance period of 180 calendar days, advising Nasdaq that it submitted a transfer application, and advising Nasdaq that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. On August 4, 2026, Nasdaq approved the Company's application to transfer its listing to The Nasdaq Capital Market, having determined that the Company met the applicable requirements for initial listing on The Nasdaq Capital Market, other than the Minimum Bid Price Requirement. Accordingly, the Company's common stock listing transferred to The Nasdaq Capital Market on August 7, 2026. In connection with the transfer, Nasdaq granted the Company an additional 180-calendar-day compliance period, through February 1, 2027, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the additional compliance period.

A reason we are seeking stockholder approval for this Reverse Stock Split is to provide the Board the ability, if necessary, to increase the price of our common stock in order to meet the Minimum Bid Price Requirement for continued listing of our common stock on Nasdaq should we be unable to regain compliance during the additional compliance period provided by Nasdaq, which expires on February 1, 2027. A reverse stock split may also make our common stock more attractive to a broader range of investors who may prefer to invest in shares that trade at higher share prices and, therefore, potentially increase the trading volume and liquidity of our common stock. If the Board does not implement the Reverse Stock Split within the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Accordingly, the Board believes that authority to effect the Reverse Stock Split is in the best interests of the Company and our stockholders and is important to support our continued Nasdaq listing, liquidity and capital markets flexibility, regardless of whether the Merger is consummated.

In evaluating the Reverse Stock Split, the Board took into consideration a number of positive and negative factors commonly associated with reverse stock splits, including those discussed below under the section entitled “—Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split”. The Board determined, however, that the potential negative factors were significantly outweighed by the potential benefits, and believes that the increase of the per-share market price of our common stock that may result from the Reverse Stock Split may allow the Company to maintain or regain compliance with Nasdaq listing requirements, support the continued listing of our common stock on The Nasdaq Capital Market or another tier of Nasdaq, encourage greater interest in our common stock from market participants, and enhance the liquidity and marketability of our common stock.

Reducing the number of issued and outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per-share market price of our common stock. However, other factors, such as the Company's financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. In addition, the Reverse Stock Split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time.

The Board believes that maintaining the current number of authorized shares of our common stock, irrespective of the Reverse Stock Split, is necessary to provide the Company with the flexibility to act in the future with respect to raising additional financing, potential strategic collaborations and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock may arise. Such a delay might deny us the flexibility that the Board views as important and in the best interests of the Company and our stockholders.

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that the market price of our common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit our continued listing on Nasdaq.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

There can be no assurance that the per-share market price of our common stock following the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the Reverse Stock Split.

The principal purpose of the Reverse Stock Split is to increase the per-share market price of our common stock above the Minimum Bid Price Requirement under the Nasdaq rules so that we can maintain our listing on Nasdaq. However, there can be no assurance that the market price per share of our common stock after the Reverse Stock Split will be unchanged or increase in proportion to the reduction in the number of shares of our common stock issued and outstanding before the

Reverse Stock Split. For example, based on the closing price of our common stock on October 30, 2026 of $0.4546 per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of 1-for-10 shares, the per share price of our common stock immediately after giving effect to the Reverse Stock Split would be expected to be $4.546. We cannot assure you that the market price per post-Reverse Stock Split share will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time to meet the continued listing requirements. In addition, the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower-priced stocks.

If the Reverse Stock Split Proposal is not approved, we may be unable to regain compliance with Nasdaq’s Minimum Bid Price Requirement, which could result in the delisting of our common stock and have a material adverse effect on the Company.

Nasdaq has continued listing standards that we must maintain to avoid delisting, including, among others, the Minimum Bid Price Requirement. On February 4, 2026, we received a letter from the Listing Qualifications staff of Nasdaq indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, it was not in compliance with the Minimum Bid Price Requirement. At that time, we were provided a compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, which expired on August 3, 2026. On June 30, 2026, we (i) submitted a transfer application to Nasdaq to transfer to The Nasdaq Capital Market and (ii) provided written notice to Nasdaq requesting an additional compliance period of 180 calendar days, advising Nasdaq that it submitted a transfer application, and advising Nasdaq that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. On August 4, 2026, Nasdaq approved our application to transfer our listing to The Nasdaq Capital Market, having determined that we met the applicable requirements for initial listing on The Nasdaq Capital Market, other than the Minimum Bid Price Requirement. Our common stock listing transferred to The Nasdaq Capital Market on August 7, 2026. In connection with the transfer, Nasdaq granted us an additional 180-calendar-day compliance period, through February 1, 2027, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the additional compliance period.

We are seeking stockholder approval for the Reverse Stock Split to provide the Board the ability, if necessary, to increase the price of our common stock in order to meet the Minimum Bid Price Requirement for continued listing of our common stock on Nasdaq, should we be unable to regain compliance during the additional compliance period provided by Nasdaq, which expires on February 1, 2027. Additionally, if the Board does not implement the Reverse Stock Split within one year of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate, which could further limit our flexibility to address any future non-compliance with the Minimum Bid Price Requirement.

The Reverse Stock Split requires approval by our stockholders, and there can be no assurance that such approval will be obtained. If the Reverse Stock Split Proposal is not approved, the Board will not have the authority to effect the Reverse Stock Split and we may be unable to cure the minimum bid price deficiency within the applicable compliance period. As a result, our common stock could become subject to delisting from Nasdaq. If our common stock were delisted, it may trade on an over-the-counter market, which could result in reduced liquidity, increased volatility and a diminished trading market for our common stock. Additionally, delisting from Nasdaq could result in, among other things: (i) reduced institutional investor interest, as many institutional investors and investment funds are restricted from investing in or maintaining positions in securities not listed on a national securities exchange; (ii) a significant impairment of our ability to raise capital through public or private equity offerings on acceptable terms, or at all; and (iii) reputational harm, which could negatively impact relationships with customers, suppliers, employees and other business partners. Even if the Reverse Stock Split Proposal is approved and the Board implements the Reverse Stock Split, there can be no assurance that the market price of our common stock will increase proportionately, or that the market price will remain at a level sufficient to satisfy or maintain Nasdaq’s Minimum Bid Price Requirement or any other continued listing requirements. Accordingly, even if the Reverse Stock Split is approved and implemented, there is no guarantee that our common stock will not ultimately be delisted from Nasdaq.

If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The Reverse Stock Split will have the effect of increasing the number of authorized shares of our common stock available for future issuance, and any such future issuances may have a dilutive effect on our earnings per share, voting power and other interests of existing stockholders.

The Reverse Stock Split will not apply to the number of authorized shares available for issuance under our Charter. Therefore, because the number of issued and outstanding shares of our common stock will decrease as a result of the Reverse Stock Split, it will have the effect of increasing the number of authorized shares available for issuance. Future issuances of our common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders. For example, we may use the additional authorized but unissued shares to restructure existing indebtedness, raise additional capital through equity financing, enter into strategic partnerships, or sell securities convertible into or exercisable for our common stock, any of which may result in substantial dilution to our existing stockholders.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reduced number of issued shares of our common stock resulting from the Reverse Stock Split could adversely affect the liquidity of our common stock.

Although the Board believes that the decrease in the number of shares of our common stock issued as a result of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares issued after the Reverse Stock Split. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board intends to effect the Reverse Stock Split if it determines, in its sole discretion, that effecting such reverse stock split is necessary to regain compliance with the Minimum Bid Price Requirement. If the Board does not implement the Reverse Stock Split within the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There can also be no assurance that our common stock will not be delisted from The Nasdaq Capital Market.

If our stockholders approve the Reverse Stock Split Proposal, the Reverse Stock Split will be effected, if at all, in the event that the Board, in its sole discretion, determines that effecting such Reverse Stock Split is in the best interests of the Company and our stockholders and is necessary to regain compliance with the Minimum Bid Price Requirement. No further action on the part of our stockholders will be required to either effect or abandon the Reverse Stock Split. If the Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Amendment will be abandoned.

The market price of our common stock is dependent upon the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than what would occur in the absence of the Reverse Stock Split.

Furthermore, the reduced number of shares that would be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

Potential Anti-Takeover Effect

SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of our common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in the authorized but unissued shares of our common stock could potentially deter takeovers, including takeovers that the Board determines are not in the best interests of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Other than in connection with the potential Merger with FBB, the Board is not aware of any existing attempt to take control of the Company’s business, and the Board has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. Other than in connection with the potential Merger with FBB, the Company currently has no plans, proposals or arrangements to issue any shares of our common stock that would become newly available for issuance as a result of the Reverse Stock Split.

Effect on Our Outstanding Common Stock; Procedure for Effecting the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, and if the Board elects to proceed with the Reverse Stock Split, the Board will determine the ratio of the Reverse Stock Split to be implemented within the range approved by our stockholders and will file the Amendment, in the form set forth in Section 1 of Annex A to this Proxy Statement, with the Secretary of State of the State of Delaware reflecting the designated ratio. The Board may decide not to effect the Reverse Stock Split without resoliciting stockholder approval.

The table below illustrates a range of the possible Reverse Stock Split ratios with the implied number of issued and outstanding shares of our common stock resulting from the Reverse Stock Split, based on 55,515,154 shares of our common stock issued and outstanding as of October 30, 2026:

		Prior to Reverse Stock Split			Immediately After Reverse Stock Split
Proposed Ratio	Authorized Shares of Common Stock	Outstanding Shares of Common Stock, Net of Treasury Shares	Closing Stock Price at October 30, 2026	Market Value	Authorized Shares of Common Stock	Outstanding Shares of Common Stock, Net of Treasury Shares (1)	Closing Stock Price at October 30, 2026	Market Value

2:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	27,757,577	$0.909	$25,237,189
10:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	5,551,515	$4.546	$25,237,189
15:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	3,701,010	$6.819	$25,237,189
20:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	2,775,758	$9.092	$25,237,189
25:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	2,220,606	$11.365	$25,237,189
30:1	125,000,000	55,515,154	$0.4546	$25,237,189	125,000,000	1,850,505	$13.638	$25,237,189

(1) Excludes the impact of fractional shares, as discussed below under “Treatment of Fractional Shares.”

Beneficial Owners of Our Common Stock / Shares Held in “Street Name”

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions about the Reverse Stock Split, the stockholder is encouraged to contact their bank, broker or nominee.

Registered Holders of Our Common Stock

Certain registered holders of our common stock hold some or all of their shares electronically in book-entry form with our transfer agent, EQ, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. Instead, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Holders of Certificated Shares of Our Common Stock

As of the date of this Proxy Statement, certain shares of our common stock were held in certificated form. Beginning at the effective time of the Reverse Stock Split, each certificate representing shares of our common stock issued prior to the effective time of the Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split. Stockholders of record at the time of the Reverse Stock Split who hold shares of our common stock in certificated form will also be sent a transmittal letter by our transfer agent after the effective time. The transmittal letter will be accompanied by instructions on how a stockholder should exchange his, her or its certificates representing the pre-split shares of our common stock for a statement of holding. When a stockholder submits their certificates representing the pre-split shares of our common stock, the post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, a stockholder will receive a statement of holding that indicates the number of post-split shares the stockholder owns in book-entry form. The Company will no longer issue physical stock certificates unless a stockholder makes a specific request for a share certificate representing such stockholder’s post-split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNLESS AND UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Treatment of Fractional Shares

Fractions of shares of our common stock resulting from the Reverse Stock Split will be issued in connection with the Reverse Stock Split. In addition, we will issue that number of fractions of shares of our common stock necessary for each stockholder that has a fractional interest resulting from the Reverse Stock Split to hold stock, on a certificate-by-certificate basis and after giving effect to the Reverse Stock Split and such additional fractional issuances, in the amount of the next higher whole number of shares of our common stock (the “Fractional Issuance”). As a result, each stockholder (on a certificate-by-certificate basis) will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustment due to the Fractional Issuance. Each certificate representing a fraction of a share outstanding immediately following the effectiveness of the Reverse Stock Split shall represent the next higher whole number of shares of our common stock, and no separate certificates shall be issued for fractions of shares to be issued in the Fractional Issuance. The Board has determined that the decreased administrative burdens and benefits of efficiency and accuracy in maintaining our capitalization records represent sufficient consideration for the Fractional Issuance, such that stockholders receiving fractions of shares of our common stock in the Fractional Issuance will not be required to make any additional cash payment for such fractions.

Effect on Authorized but Unissued Shares of Capital Stock

Currently, we are authorized to issue up to a total of 125,000,000 shares of our common stock, of which 81,423,687 shares were issued, 25,908,533 shares were held as treasury stock and 55,515,154 shares were outstanding as of October 30, 2026, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of October 30, 2026. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our common stock or preferred stock.

The Reverse Stock Split will not change the existing terms of our common stock. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Our common stock that remains issued following the Reverse Stock Split will continue to be fully paid and non-assessable.

Effect on Equity Awards

As of the effective time of the Reverse Stock Split, the number of shares subject to all outstanding options, restricted stock units, deferred stock units and other rights to acquire our common stock will automatically be proportionately reduced in the same ratio as the reduction in the number of shares of issued common stock, and any fractional shares will be rounded down to the nearest whole share of common stock in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended. Correspondingly, the per share exercise price of any stock options will automatically be increased based on the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to such options will remain approximately the same. In addition, as of the effective time of the Reverse Stock Split, we will proportionately decrease the total number of shares of common stock that remain available for future grants under the Second Amended and Restated 2016 Incentive Compensation Plan and the Seventh Amended and Restated Non-Employee Director Compensation Plan.

Effect on Registration and Stock Trading

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our common stock will receive a new CUSIP number.

Accounting Consequences

The Reverse Stock Split will not affect the par value of our common stock per share, which will remain par value $0.01 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to our common stock will be reduced proportionally based on the Reverse Stock Split ratio and the additional paid-in capital account on our balance sheet will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and we will continue to be subject to the periodic reporting and other requirements of the Exchange Act after giving effect to the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to appraisal rights with respect to the proposed amendment to effect the Reverse Stock Split, and we do not intend to provide stockholders with any such rights.

Interests of Certain Persons in this Proposal 2

Certain of our officers and directors of the Company have an interest in this proposal as a result of their ownership of shares of our common stock. However, we do not believe that such officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to holders of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a stockholder. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his, her or its tax adviser to determine the particular tax consequences to him, her or it of a Reverse Stock Split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split for U.S. federal income tax purposes. The stockholder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor. The stockholder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Criteria to be Used for Decision to Apply the Reverse Split

In the event that approval for the Reverse Stock Split is obtained, the Board will be authorized to proceed with the Reverse Stock Split. If our stock closes at a bid price equal to or greater than $1.00 for ten consecutive business days during any grace period provided by Nasdaq for purposes of complying with the Minimum Bid Price Requirement, our Board may delay its decision to execute the Reverse Stock Split. In that case, if at any time during the 12-month period following the Annual Meeting the stock price again falls below $1.00 for a 30-day period and therefore we fail to comply with the Minimum Bid Price Requirement, then the Reverse Stock Split may be executed as a cure for this condition.

Consequences if the Reverse Split is Not Approved

We believe that our ability to remain listed on Nasdaq would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to regain and maintain compliance with Nasdaq listing standards, our common stock would become subject to delisting, which would adversely affect the liquidity and marketability of our common stock. Accordingly, the Board believes that approval of the Reverse Stock Split Proposal is necessary to support our ongoing capital markets profile and strategic flexibility.

Vote Needed for Approval

The affirmative vote of a majority of the votes cast by stockholders, in person or by proxy, is required for the Reverse Stock Split Proposal. Abstentions, and the failure to vote, will have no effect on the outcome of the Reverse Stock Split Proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3

2016 PLAN PROPOSAL

The Special Meeting 2016 Plan Proposal is also being submitted to our stockholders for approval at the Special Meeting. This Proposal 3 will be presented at the Annual Meeting unless the Special Meeting 2016 Plan Proposal has previously been approved by our stockholders at the Special Meeting. If the Special Meeting 2016 Plan Proposal is approved at the Special Meeting, this Proposal 3 will not be presented at the Annual Meeting and any votes cast on this Proposal 3 will be disregarded.

At the Annual Meeting, stockholders are being asked to approve and adopt an amendment to the 2016 Plan to (a) increase the total number of shares of common stock authorized for issuance under the 2016 Plan by 5,700,000 shares; (b) increase the total number of shares of common stock available for issuance upon the exercise of incentive stock options granted under the 2016 Plan by 5,700,000 shares; (c) change the share fungible rate from 1.9 shares to 1.5 shares; and (d) remove the annual per participant limitations with respect to the share amount and/or dollar value of awards that can be granted under the 2016 Plan. Based on the closing price of our common stock on Nasdaq on October 30, 2026 of $0.4546 per share, the maximum aggregate market value of these additional shares would be approximately $2.6 million. The 2016 Plan was originally approved by stockholders on August 4, 2016. The stockholders subsequently approved amendments to increase the number of shares of common stock authorized for issuance under the 2016 Plan, as follows: on August 8, 2019, to increase the number of shares of common stock by 2,800,000 shares; on August 12, 2020, to increase the number of shares of common stock by 1,740,000 shares; on August 5, 2021, to increase the number of shares of common stock by 4,855,000 shares; and on August 8, 2024, to increase the number of shares of common stock by 6,150,000 shares. If stockholders approve the amendments to the 2016 Plan, the maximum number of shares that may be issued for awards granted under the 2016 Plan will be 26,445,000 shares.

Pursuant to its terms, the 2016 Plan will terminate at the earliest of (a) such time as no shares remain available for issuance, (b) termination of the 2016 Plan by the Board, or (c) the tenth (10th) anniversary from the date stockholders approve the amended 2016 Plan. If our stockholders approve this Proposal 3, the tenth (10th) anniversary of the 2016 Plan (as most recently amended herein) will be December 17, 2036. If our stockholders do not approve this Proposal 3, the 2016 Plan will remain in effect, but no further awards may be granted under the 2016 Plan after August 8, 2034.

A copy of the proposed amendment to the Second Amended and Restated 2016 Incentive Compensation Plan is attached as Annex B to this Proxy Statement.

Historical Awards Under the 2016 Plan

Since fiscal 2010, the primary use of equity compensation has been tied to awards granted pursuant to our long-term incentive plan program (“LTIP”), which is a sub-plan under the 2016 Plan. More recently, the LTIP has been comprised of multiple components consisting of both performance-based and time-based awards. We have used LTIPs as a means to provide a source of equity compensation to attract, retain and reward our management team. The 2016 Plan provides us the ability to give participants important incentive and reward opportunities designed to enhance our profitable growth. Awards granted under the 2016 Plan are also used for new hire incentives. The increase in the shares available under the 2016 Plan will enable us to continue to attract new talent and retain and reward management. The 2016 Plan has been a vital component of our compensation program.

The 2016 Plan is also needed for the independent directors to satisfy the requirement under the Non-Employee Director Compensation Plan (the “Director Plan”) that our directors receive 60% of their annual retainer in the form of equity (“Required Equity”) if they have not met an ownership of three times their annual retainer. Pursuant to Nasdaq rules, shares under the Director Plan are not available for this purpose; therefore, we can only issue Required Equity to our directors from a stockholder-approved plan, which is the 2016 Plan.

Purpose of Share Request

Our Board believes that the ability to grant equity awards is essential to attracting, retaining, and motivating the talented employees and directors who drive the Company's long-term success. Equity compensation aligns the interests of our workforce with those of our stockholders and supports a performance-driven culture.

The share reserve under the 2016 Plan is no longer sufficient to support our ongoing equity programs. Due to a lower stock price, Fiscal 2025 share utilization was higher than in prior years, accelerating depletion of the remaining shares. At current stock-price levels, we will be unable to continue providing competitive equity-based long-term incentive opportunities without an increase in the number of authorized shares.

Additional shares are needed to support our annual equity awards for employees and executives, which are a central component of our retention and performance-based compensation strategy. The requested increase is also necessary to support our director compensation program. As noted above, under the Director Plan, non-employee directors must satisfy a minimum equity ownership requirement, which mandates that 60% of their retainer be paid in equity until the requirement is met. Because shares issued for this mandatory equity component must be drawn from the 2016 Plan, director compensation further contributes to the need for additional shares.

If stockholders do not approve this proposal to increase the total number of shares of common stock authorized for issuance under the 2016 Plan, we will be unable to settle outstanding performance awards in shares if earned, and would instead be required to settle such awards in cash. Moreover, our ability to attract, retain, and incentivize key talent would be significantly impaired, limiting our ability to execute our strategic priorities and drive long-term stockholder value. In addition, we would have to eliminate the required equity component of our director compensation program.

Approval of the 2016 Plan Proposal is important to ensure that a sufficient number of shares of common stock are available for issuance to participants under the 2016 Plan.

Impact on Dilution

The Board recognizes the impact of dilution on stockholders and weighs the goal of motivating our leadership and employees with equity grants against stockholder dilution. If Proposal 3 is approved, the issuance of the additional shares would dilute the holdings of stockholders by approximately 8.2%, assuming that all shares granted from the 2016 Plan were options or stock appreciation rights, as explained in more detail below.

Expected Duration of Share Reserve

We expect that the increased number of shares being requested, if stockholders approve this Proposal 3, will be sufficient for one year. Expectations and assumptions regarding future share usage could be impacted by stock price, award type, executive hires and promotions, and forfeiture of existing grants. The share pool was most recently increased in 2024 by 6,150,000 shares.

Adjustments Upon Certain Changes

If Proposal 2 is approved and there is a decrease in the number of issued shares of common stock as a result of the Reverse Stock Split, the number of shares of common stock authorized for issuance under the 2016 Plan and the price per share of common stock covered by an outstanding non-qualified stock option shall be proportionately adjusted.

Share Reserve

At August 1, 2026, 3,279,712 shares of common stock remained available for issuance under the 2016 Plan.

We recommend approval of the amendments to the 2016 Plan so that we may continue to provide equity compensation to attract, motivate, retain and reward high-quality executives and other key employees, officers and directors. For a description of our long-term incentive program, please refer to the section entitled “Compensation Discussion and Analysis—Long-Term Incentive Plans” above.

Alignment of 2016 Plan with Stockholders’ Interests

The 2016 Plan is designed to reinforce the alignment of our equity opportunities for management with the interest of our stockholders and includes a number of provisions that we believe are consistent with good governance and compensation practice, including:

•
Minimum vesting period of one year from the date of grant covering 95% of all awards;
•
No repricing of stock options or stock appreciation rights without stockholder approval;
•
No discounted stock options;
•
No dividends paid on unvested equity awards;
•
No evergreen provision;
•
No automatic grants or reload;
•
No liberal share recycling;
•
A stated clawback provision;

•
“Double-trigger” vesting for change in control; and
•
No tax gross-ups.

Key Data

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term
New shares requested under amendment to the 2016 Plan	5,700,000

Shares as of August 1, 2026
2016 Plan
Shares remaining available for issuance	3,279,712

Time-based stock options outstanding	2,961,292	$0.64	4.1 years

Time-based unvested full-value awards outstanding	830,465		1.7 years	(3)
Deferred stock awards payable to directors	700,804
Performance stock units with market condition	573,000		—	(4)
Total full value awards outstanding	2,104,269

Non-Employee Director Compensation Plan (1)	505,036

Other data (2):
Value-Adjusted Burn Rate - 3 year average	1.6%
Dilution - assuming all shares are granted on a 1:1 basis	8.2%
Overhang	20.3%
Shareholder Transfer Value (New + Available)	15.4%
Shareholder Transfer Value (New + Available + Outstanding)	23.8%

(1)
Represents shares available for stock issuances in lieu of cash for director fees.
(2)
The following percentages were calculated using shares outstanding at August 1, 2026.
(3)
Average remaining vesting period of time-based awards.
(4)
All performance stock units expired on August 11, 2026.

Burn Rate

The following table sets forth information regarding grants of annual time-based awards, performance stock units, and performance-based awards granted and earned for each of the past three fiscal years and the average three-year burn rate:

Fiscal Year	Performance Stock Units Granted	Performance Stock Units Earned	Time-Based Option Awards Granted	Full Value Awards Granted and Earned for Achievement of Performance-Based Metrics (1)	Time-Based Full Value Awards Granted	Shares Granted to Directors as Compensation	Deferred Shares Granted to Directors as Compensation	Weighted Average Common Shares (Basic)	Value Adjusted Burn Rate (2)
2025	—	—	—	799,349	915,124	213,729	109,657	54,104,000	3.2%
2024	—	—	—	—	388,650	49,304	44,132	56,779,000	0.7%
2023	573,000	—	1,317	267,219	339,923	29,650	—	61,018,000	1.0%

3-yr average									1.6%

(1)
For Fiscal 2025 and fiscal 2023, amounts represent awards granted and vested for the achievement of the performance targets for the performance-based component of the 2022-2024 LTIP and the 2020-2022 LTIP, respectively.
(2)
Value-Adjusted Burn Rate is calculated as (i) the sum of (a) number of full-value awards (including PSUs earned) * the 200-day average stock price as of the last day of the applicable Fiscal Year plus (b) number of stock options * Black Scholes valuation assuming market price is equal to the 200-day average stock price as of the last day of the applicable Fiscal Year (ii) divided by the weighted average common shares * the 200-day average stock price as of the last day of the applicable Fiscal Year. The Value-Adjusted Burn Rate calculation does not include the shares and deferred stock units granted to directors as compensation in lieu of cash.

We are Committed to Managing Dilution

We recognize the impact of dilution on our stockholders and, in evaluating the 2016 Plan, sought to balance this concern with our ability to provide our management team with equity compensation as part of our long-term growth initiatives which, in time, we expect will increase stockholder value. If this Proposal 3 is approved, the issuance of the additional shares to be reserved under the 2016 Plan would dilute the holdings of stockholders by approximately 8.2%, assuming that all shares granted from the 2016 Plan were options or stock appreciation rights.

The Board is committed to managing dilution. Over the past three fiscal years, we repurchased an aggregate 10.3 million shares for a total cost of $38.3 million. One impact of the stock repurchase programs has been that it decreased the number of shares of common stock outstanding, making burn rates, as discussed above, appear higher because the burn rate is based on shares outstanding.

We also manage dilution by permitting our employees the option to satisfy their tax withholding obligations related to equity awards by withholding shares from those shares otherwise issuable. Over the past three fiscal years, we have withheld an aggregate 0.3 million shares to satisfy employees' tax withholding obligations related to equity awards for a total cost of $1.0 million. The Board believes the potential dilution to stockholders that could result from the approval of the amendments to the 2016 Plan is reasonable and sustainable to meet our strategic growth initiatives.

	Potential Voting Power Dilution		Shareholder Value Transfer (2)
	Shares	Dilution (1)	Average Award Value	Fair Value	Shareholder Value Transfer
As of August 1, 2026
Aggregate outstanding stock options, RSUs, PSUs and deferred stock	5,065,561		$0.51	$2,606,849
Shares available under 2016 Plan	3,279,712		$0.53	$1,738,247

New shares requested under 2016 Plan (3)	5,700,000	8.2%	$0.53	$3,021,000
Total equity dilution including new shares (overhang)	14,045,273	20.3%
Shareholder Value Transfer (new and available)				$4,759,247	15.4%
Shareholder Value Transfer				$7,366,096	23.8%
Shares outstanding at August 1, 2026	55,273,092		$0.56	$30,952,932

(1)
Dilution for the additional shares requested under the 2016 Plan is calculated as the additional shares requested divided by the sum of common shares outstanding, outstanding stock options, deferred stock, PSUs and RSUs outstanding, shares remaining available for issuance under the 2016 Plan and the additional shares requested. Overhang is calculated as the total equity dilution per the table divided by the sum of common shares outstanding, outstanding stock options, deferred stock and RSUs outstanding and shares remaining available for issuance under the 2016 Plan and the additional shares requested.
(2)
Shareholder Value Transfer is the sum of the fair value of shares available for grant, shares outstanding under existing awards and new shares requested, the sum of which is then divided by the value of total common shares outstanding at August 1, 2026. The average award value for shares available under the 2016 Plan and the new shares requested of $0.53 was calculated using the 200-day average stock price of our common stock at September 1, 2026 of $0.69 divided by a fungible break-even ratio of 1.3.
(3)
This dilution calculation assumes all shares granted from the 2016 Plan are options or stock appreciation rights. However, if approved, each grant of a full-value award will utilize 1.5 shares from the share reserve. Therefore, if all 5,700,000 shares requested were full-value awards, only 3.8 million actual shares would affect dilution to our stockholders, and the effect of dilution would be approximately 5.6% in the table.

Grant History

Our incentive-based compensation program is broad-based and not heavily concentrated among only our CEO and/ or named executive officers. Based on the grant activity for the past three fiscal years, equity awards granted to our former CEO, exclusive of the PSUs that were granted to Mr. Kanter in fiscal 2023, in connection with his amended and extended employment agreement, were approximately 28.1% of all equity awards granted under the 2016 Plan. Grants to our other named executive officers, excluding Mr. Kanter, represented approximately 22.3% of the total equity awards granted under the 2016 Plan over the past three fiscal years.

Fiscal Year	CEO Grants (1)	All Other NEO Grants	Total Grants to All Participants	CEO Ratio	All Other NEO Ratio
2025	488,264	387,973	1,714,473	28.5%	22.6%
2024	101,760	84,259	388,650	26.2%	21.7%
2023	172,745	131,563	608,459	28.4%	21.6%

3-yr average				28.1%	22.3%

(1)
For fiscal 2023, the grants to the CEO exclude 573,000 performance stock units (PSUs) that were granted to Mr. Kanter in August 2023 in connection with his amended and extended employment agreement. These PSUs were forfeited on August 11, 2026 upon the termination of Mr. Kanter’s employment.

Equity Compensation Plan Information

The following is a summary of information with respect to our equity compensation plans as of January 31, 2026:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	5,368,651	$0.64	(2)	4,068,502
Equity compensation plans not approved by security holders (3)	—	—		517,333
Total	5,368,651	$0.64		4,585,835

(1)
Includes 2,961,292 outstanding stock options, 1,245,002 outstanding RSUs, 573,000 outstanding PSUs and 589,357 outstanding deferred stock awards.
(2)
The weighted-average exercise price is calculated solely based upon outstanding stock options and excludes RSUs, PSUs and deferred stock awards.
(3)
Pursuant to the Non-Employee Director Compensation Plan, we have 1,500,000 shares authorized for stock issuances in lieu of cash director fees, of which 517,333 shares were available at January 31, 2026.

Summary of the Second Amended and Restated 2016 Incentive Compensation Plan, as Amended Effective ([XXX, XX, 2026])

The following is a summary of the 2016 Plan and is qualified in its entirety by reference to the full text of the 2016 Plan as proposed to be amended, which is attached as Annex B to this Proxy Statement. The summary of the 2016 Plan may not contain all the information that is important to you and you should read Annex B carefully before you decide how to vote.

Purpose

The purpose of the 2016 Plan is to:

•
assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us;
•
enable persons participating in the 2016 Plan to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between them and our stockholders, and
•
provide persons participating in the plan with performance incentives to expend their maximum efforts in the creation of stockholder value.

Eligible Participants

The persons eligible to receive awards under the 2016 Plan are officers, directors, employees and consultants or other persons who provide services to the Company. An employee on leave of absence may be considered as still employed for purposes of eligibility for participation in the 2016 Plan. As of the date of this Proxy Statement, there are approximately 30 employees (7 executive officers, 6 senior vice presidents and 16 vice presidents), 5 non-employee directors as well as service providers who would be eligible to participate in the 2016 Plan.

Administration

The Board has selected the Compensation Committee to administer the 2016 Plan. All Compensation Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act. The Board may in its discretion elect to administer the 2016 Plan, provided that it is administered only by those directors who are independent within the meaning of the 2016 Plan. Subject to the terms of the 2016 Plan, the Compensation Committee is authorized to select eligible persons to participate in the 2016 Plan, grant awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations for administration of the 2016 Plan and make all other determinations that it deems necessary or advisable for the administration of the 2016 Plan.

Shares Available for Awards

The shares to be delivered under the 2016 Plan may be authorized but unissued shares of common stock or treasury shares. Under the 2016 Plan, as proposed to be amended pursuant to this Proposal 3, the total number of shares of common stock that may be subject to the granting of awards under the 2016 Plan shall be equal to the sum of (i) 26,445,000 shares, plus (ii) 525,538 shares that were available for issuance but not granted under the 2006 plan that rolled into the 2016 Plan on August 4, 2016. As of August 1, 2026, 3,279,712 shares of common stock remained available for issuance under the 2016 Plan.

Shares issued in respect of any full-value award, such as restricted stock and RSUs, are counted against the share limit as 1.5 shares of stock for every one share issued. Each share issued in respect of stock options or stock appreciation rights (SARs) is counted against the share limit as one share of stock for every one share issued.

Any shares of stock that again become available for award under the 2016 Plan shall be added as one share for every one share of stock options or SARs and 1.5 shares for every one full-value award.

Awards that are settled or exercised through the payment of shares, and shares withheld for the payment of taxes on awards, are counted in full against the number of shares available for award under the 2016 Plan, regardless of the number of shares actually issued upon settlement or exercise of any such award.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2016 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

Subject to the increase in the share reserve described above, the maximum aggregate number of shares that may be delivered under the 2016 Plan as a result of the exercise of ISOs is 26,445,000 shares. In addition, a director who is not an employee or a consultant may not be granted an award that has a fair value, as of the date of grant, which exceeds $300,000 in the aggregate.

Equitable Adjustments

The Compensation Committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants.

The Compensation Committee is also authorized to adjust the limitations on the amount of certain awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any change in control (as defined in the 2016 Plan), by taking any of the following approaches, without the requirement of obtaining consent from any plan participant: (1) continuation of the outstanding awards by the Company, if the Company is the surviving entity, (2) the assumption or substitution for the outstanding awards by the surviving entity, (3) full exercisability or vesting and accelerated expiration of the outstanding awards, or (4) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards.

Minimum Vesting Requirement

Except with respect to 5% of the shares of common stock available for awards under the 2016 Plan, no award will become exercisable or otherwise non-forfeitable unless such award has been outstanding for a minimum period of one year from its date of grant. The Compensation Committee reserves the general discretion to accelerate vesting of awards in connection with the participant’s death, disability, termination of service or change in control.

Awards

The 2016 Plan authorizes grants of a variety of awards described below. The Compensation Committee, or the Board, if applicable, determines the terms and conditions of each award at the time of grant, including whether the payment of awards may be subject to the achievement of performance goals, consistent with the terms of the 2016 Plan. The material terms and conditions of the awards described below shall be set forth in an award agreement, as established by the Compensation Committee, consistent with the provisions of the 2016 Plan. Each award agreement shall either be (i) in writing in a form approved by the Compensation Committee and executed by an officer duly authorized to act on the Company's behalf, or (ii) an electronic notice in a form approved by the Compensation Committee and recorded by the Company in an electronic recordkeeping system used for tracking awards.

Stock Options and SARs

The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”) (which must comply with provisions of Section 422 of the Code and can result in potentially favorable tax treatment to the participant) and non-qualified stock options, as well as stock appreciation rights (SARs), which entitle the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option is determined by the Compensation Committee, but must not be less than the fair market value of a share of common stock on the date of grant. The grant price of an SAR is determined by the Compensation Committee, but must not be less than (i) the fair market value of a share of common stock on the date of grant or, (ii) in the case of an SAR issued in tandem with an ISO, the exercise price of the option granted in tandem with the SAR.

For purposes of the 2016 Plan, the term “fair market value” means the fair market value of the common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee or the Board, the fair market value of the common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported.

The aggregate fair market value with respect to ISOs granted under the 2016 Plan that become exercisable for the participant during any calendar year shall not exceed $100,000.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Compensation Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Compensation Committee may determine from time to time. The 2016 Plan also permits net share settlement of nonqualified stock options. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee.

Other than in connection with standard adjustments (as set forth in the 2016 Plan), (i) the terms of outstanding options or SARs may not be amended to reduce the exercise or grant price per share of such options or SARs, as applicable (ii) an outstanding option or SAR may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (a) cash or other awards, in each case, having a fair market value in excess of the amount by which the fair market value of the shares underlying such option or SAR exceeds the aggregate exercise or grant price of such option or SAR as applicable or (b) options or SARs with an exercise or grant price per share that is less than the exercise or grant price per share of the original option or SAR as applicable and (iii) the Compensation Committee shall not be permitted to take any other action with respect to an option or SAR that may be treated as a repricing, in each case, without approval of our stockholders.

Restricted Stock Awards

The Compensation Committee is authorized to grant restricted stock, which is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of stockholders, unless otherwise determined by the Compensation Committee, and has the right to receive dividends.

Deferred Awards, including RSUs

The Compensation Committee is authorized to grant deferred awards, which include deferred stock and RSUs. An award of deferred stock or RSUs entitles a participant the right to receive shares of common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock or RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations

The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of the Company's obligations to pay cash under the 2016 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Compensation Committee. No dividends shall be paid on any unvested awards, and no dividend equivalents granted in connection with another award shall be paid or distributed prior to the vesting date of the related award (or portion thereof giving rise to the dividend equivalent). Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of a performance award until such time as the Compensation Committee has certified that the performance goals with respect to such performance award have been achieved for the relevant performance period.

Performance Awards

The Compensation Committee is authorized to grant specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals, if any, during a specified fiscal year. The Compensation Committee shall, in its sole discretion, determine and grant awards subject to these provisions. This right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such criteria and performance conditions (including subjective individual goals) as may be specified by the Compensation Committee. The amount of any performance awards to be distributed shall be conclusively determined by the Compensation Committee. Performance awards may be paid in a lump sum or in installments following the close of an applicable performance period, or, in accordance with procedures established by the Compensation Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code (“Section 409A”).

Subject to the requirements of the 2016 Plan, the Compensation Committee will determine performance award terms, including the required levels of performance with respect to specified criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. Except as otherwise specified by the Compensation Committee at the time the goals are set, the Compensation Committee shall exclude the impact of (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to operations or not within reasonable control of management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event deemed advisable by the Compensation Committee. Achievement of performance goals in respect of performance awards shall be measured over a performance period no shorter than 12 months and no longer than 5 years, as further specified by the Compensation Committee.

In granting performance awards, the Compensation Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2016 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Compensation Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Compensation Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2016 Plan. The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Stock-Based Awards

The Compensation Committee is authorized to grant awards under the 2016 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon the Company's performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Compensation Committee determines the terms and conditions of such awards.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the

Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2016 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2016 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Restriction on Repricing

As described above under “—Stock Options and SARs,” repricing of stock options and SARs is not permitted without stockholder approval. The Compensation Committee may, however, grant awards in exchange for other awards under the 2016 Plan or under other Company plans, or other rights to payment from the Company, and may grant awards in addition to such other awards, rights or other awards.

Restrictions on Transferability

Under the 2016 Plan, no award can be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the participant to any party, or assigned or transferred by the participant other than by will or the laws of descent and distribution or to a beneficiary upon the participant’s death. Any award or other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to such beneficiaries only if and to the extent such transfers are permitted by the Compensation Committee pursuant to the express terms of an award agreement, are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement. A Permitted Assignee means (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets.

Clawback

Awards made under the 2016 Plan shall be subject to the applicable provisions of the Company's clawback or recoupment policies as may be in effect from time to time. In addition to the terms of the Company's clawback policy, the 2016 Plan provides that, if a participant, while employed by or providing services to the Company, or after termination of employment or service violates a non-competition, non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company, as determined by the Compensation Committee, then the participant’s awards under the 2016 Plan may be forfeited and the Compensation Committee may require the participant to pay to the Company all or any portion of the gain realized upon exercise or vesting of an award.

Change in Control

In the event of a change in control, the 2016 Plan provides that the Compensation Committee in effect immediately preceding the change in control may, in its sole discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award upon a “double trigger” (i.e., upon certain terminations of employment without “justifiable cause” or for “good reason” within 6 months before or 18 months after a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control,” again upon a “double trigger” as described in this paragraph.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the 2016 Plan or the Compensation Committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained, no later than the next annual meeting following Board approval for such amendment, for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2016 Plan which might increase the cost of the 2016 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2016 Plan will terminate at the earliest of (i) such time as no shares of common stock remain available for issuance under the 2016 Plan or (ii) the tenth (10th) anniversary of the effective date.

Federal Income Tax Consequences of Awards

The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a brief summary of the principal United States federal income tax consequences of awards under the 2016 Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Non-Qualified Stock Options

On exercise of a non-qualified stock option granted under the 2016 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his/her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if the optionee had paid the exercise price in cash. The optionee’s tax basis in the number of shares equal to the number of shares delivered on exercise of the option will be equal to his/her tax basis in the shares delivered, and his/her holding period for those shares will include his/her holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, is not otherwise disallowed by the Code, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code, which the Company refers to as “ISOs.” Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which the Company refers to as the “Required Holding Period,” the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which the Company refers to as a “Disqualifying Disposition,” the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company, is reasonable in amount, is not otherwise disallowed by the Code and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is awarded equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2016 Plan (for example, if the employee is required to work for a period of time in order to not forfeit the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service (Section 83(b) election), within 30 days of the stock award, to recognize ordinary compensation income, as of the date the award is granted, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2016 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. If the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. Upon the exercise of a SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Deferred Awards

The recipient will not have income upon the grant of an RSU or a grant of deferred shares. Also, unlike restricted stock, the recipient is not permitted to make a Section 83(b) election. When the RSU vests or the deferral period lapses on deferred shares, the recipient will have income on the date payment is made or shares are issued, in an amount equal to the fair market value of the stock on such date (or the amount of cash paid). When the stock, if any, is sold, the recipient will have a capital gain or loss equal to the sales proceeds less the value of the stock already taken into income. Any capital gain or loss will be long-term if the recipient holds the stock for more than one year; otherwise, it will be short-term.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

The 2016 Plan is intended to comply with Section 409A to the extent that such section would apply to any Award under the 2016 Plan. Section 409A governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A, and does not comply with Section 409A, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

No shares authorized for issuance under the 2016 Plan pursuant to this proposal have been awarded, and no commitments to grant such awards have been made, other than shares required for director compensation as described below. Under our LTIPs, performance-based awards earned for the 2024–2026 LTIP, the 2025–2027 LTIP and the 2026-2028 LTIP may be paid in cash, equity, or a combination thereof, at the discretion of the Compensation Committee. Assuming performance at target, the total award value would be approximately $1.7 million for the 2024-2026 LTIP and the 2025-2027 LTIP and approximately $1.9 million for the 2026-2028 LTIP. The portion, if any, payable in equity cannot be determined at this time.

The following table reflects the estimated dollar value and number of equity units that could be issued for non-employee director compensation during the remainder of fiscal 2026, based on annual director elections and minimum equity ownership requirements and the estimated dollar value and number of equity units that could be issued to Mr. Conacher for the remainder of fiscal 2026 pursuant to his offer letter:

Name and Position	Dollar Value ($)	Number of Units (1)
Lionel F. Conacher, Chairman and Interim Chief Executive Officer (2)	$45,000	98,988
Harvey S. Kanter, Former President, Chief Executive Officer and Director	—	—
Peter H. Stratton, Jr., Executive Vice President and Chief Financial Officer	—	—
Anthony J. Gaeta, Chief Stores and Real Estate Officer	—	—
Robert S. Molloy, General Counsel and Secretary	—	—
Allison Surette, Chief Merchandising Officer	—	—
Executive Group, including NEOs	$45,000	98,988
Non-Executive Employee Group	—	—
Non-Executive Director Group (3)	$113,650	250,000

(1)
The estimated number of shares that could be issued is based on the dollar value in the table above and our closing stock price of $0.4546 on October 30, 2026.
(2)
Represents the fair value of shares that Mr. Conacher is entitled to receive pursuant to his offer letter through the end of fiscal 2026, assuming Mr. Conacher continues to serve as Interim Chief Executive Officer.
(3)
Pursuant to the Director Plan, non-employee directors are required to take 60% of their annual retainer in shares of common stock until the minimum equity ownership requirement is satisfied. In addition, the election of any director to receive shares of deferred stock must also be satisfied from shares available from the 2016 Plan. Based on the ownership of our directors as of October 30, 2026, the above represents the expected dollar value of compensation that will be required to be settled in shares of common stock or in shares of deferred stock through the end of fiscal 2026, subject to a limitation that the maximum number of shares that can be issued during any quarter is 250,000 shares.

PROPOSAL 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act, and in accordance with the recommendation by our Board and approval by our stockholders in 2023 of an annual "Say-on-Pay" vote, the Board is providing stockholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to align the interests of our Named Executive Officers with the interests of our stockholders. The Compensation Committee focuses on total direct compensation paid to our executives, which includes both our annual and long-term incentive programs. A substantial portion of our Named Executive Officers' target compensation is performance-based. As such, every year, the Compensation Committee reassesses the effectiveness of our incentive programs and continually adjusts the programs to align compensation with stockholder value. Furthermore, the Compensation Committee frequently consults with its outside compensation consultant to ensure that the compensation paid to our Named Executive Officers, as well as the structure of our incentive programs, is consistent with that of our identified peers.

The "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis" section, provides a summary of our financial performance in Fiscal 2025 and describes our executive compensation programs and the decisions made by the Compensation Committee with respect to compensation for Fiscal 2025. We encourage you to read our “Compensation Discussion and Analysis” for a complete discussion of our executive compensation program, including detailed information about the Fiscal 2025 compensation of our Named Executive Officers.

Our Board is asking stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures. As an advisory vote, this proposal is not binding upon us or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for executive officers. The affirmative vote of a majority of the votes properly cast at the Annual Meeting, in person or by proxy, is necessary to approve this proposal. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

Recommendation

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by our stockholders, the Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending January 30, 2027, subject to completion of KPMG’s customary client acceptance procedures. KPMG has served as our independent registered public accounting firm since June 6, 2013.

Stockholder ratification of our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment of such auditors, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interest.

Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate stockholders' questions and to make any statements they consider appropriate.

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm for Fiscal 2025 and fiscal 2024:

	Fiscal 2025	Fiscal 2024
Audit Fees (1)	$860,860	$1,084,576
Audit-Related Fees (2)	94,769	—
Tax Fees (3)	208,290	212,407
All Other Fees (4)	1,780	1,780
Total Fees	$1,165,699	$1,298,763
(1)
Audit Fees related to professional services rendered in connection with the audits of our financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings in both fiscal years. Fiscal 2024 included services performed related to compliance with Section 404 of the Sarbanes-Oxley Act.
(2)
Audit-Related Fees include services performed in connection with the pending Merger.
(3)
Tax fees related to professional services rendered in connection with income tax return preparation and compliance services.
(4)
All Other Fees included an annual fee for access to an online accounting research tool for both years.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and approve the provision of audit services (including audit, review and attest services) by our independent registered public accounting firm and consider and pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and approve specific engagements that do not fit within the definition of pre-approved services or established fee limits, if appropriate. The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chair of the Audit Committee in time sensitive cases. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided in Fiscal 2025 and fiscal 2024 under Audit Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast at the Annual Meeting, in person or by proxy, is required for the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 30, 2027.

Recommendation

The Audit Committee and the Board of Directors recommend that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027.

PROPOSAL 6

APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

We are asking our stockholders to approve the adjournment of the Annual Meeting, if necessary or appropriate, to a later date or dates to permit further solicitation of proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal or the 2016 Plan Proposal (“Proposal 6” or the “Adjournment Proposal”). The Board does not intend to propose adjournment of the Annual Meeting pursuant to this Proposal 6 if there are sufficient votes at the time of the Annual Meeting to approve each of the Reverse Stock Split Proposal and the 2016 Plan Proposal that is presented at the Annual Meeting.

If our stockholders approve the Adjournment Proposal, we may adjourn the Annual Meeting and use the additional time to solicit additional proxies, including proxies from stockholders who have previously returned properly executed proxies voting against the Reverse Stock Split Proposal or the 2016 Plan Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Reverse Stock Split Proposal or the 2016 Plan Proposal to defeat such proposal, we could adjourn the Annual Meeting without a vote on such proposal and seek to obtain sufficient votes in favor of such proposal to approve it. If the Annual Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the reconvened meeting.

The Board believes that, if the number of shares of common stock voting in favor of the Reverse Stock Split Proposal or the 2016 Plan Proposal at the Annual Meeting is insufficient to approve such proposal, it is in the best interests of the Company and our stockholders to enable the Board to continue to solicit proxies for a limited period of time to obtain sufficient votes to approve such proposal. As described under “Proposal 2—Reverse Stock Split Proposal,” the additional compliance period provided by Nasdaq to regain compliance with the Minimum Bid Price Requirement expires on February 1, 2027.

If each of the Special Meeting Reverse Stock Split Proposal and the Special Meeting 2016 Plan Proposal has previously been approved by our stockholders at the Special Meeting and, as a result, neither Proposal 2 nor Proposal 3 is presented at the Annual Meeting, this Proposal 6 will not be presented. This Proposal 6 relates only to the Annual Meeting and is separate from the adjournment proposal being submitted to our stockholders at the Special Meeting. The approval or disapproval of the adjournment proposal at the Special Meeting will have no effect on this Proposal 6, and the approval or disapproval of this Proposal 6 will have no effect on the Special Meeting.

Vote Needed for Approval

The affirmative vote of a majority of the votes properly cast at the Annual Meeting, in person or by proxy, is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the Adjournment Proposal.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of the Adjournment Proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2026 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with KPMG LLP, our independent registered public accounting firm, which was responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended January 31, 2026 with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with KPMG LLP the firm’s independence from our management and our Company, including the matters in the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its observations of our internal controls, matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and the overall quality of our financial reporting. The Audit Committee held seven meetings during the fiscal year ended January 31, 2026.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 a report on its assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal controls. During the course of the fiscal year ended January 31, 2026, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. Management’s assessment report on our internal control over financial reporting was included as part of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE
Willem Mesdag, Chair of the Audit Committee

Jack Boyle

Ivy Ross

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than 5% of the issued and outstanding shares of our common stock as of October 30, 2026. We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
AWM Investment Company, Inc. c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, New York 10022	9,399,297	(2)	16.9%
Fund 1 Investments, LLC 100 Carr 115 Unit 1900 Rincon, Puerto Rico 00677	5,758,261	(3)	10.4%
Nantahala Capital Management, LLC 130 Main St., 2nd Floor New Canaan, Connecticut 06840	4,141,740	(4)	7.5%
Nomura Holdings Inc 313-1, Nihonbashi 1-chome Chuo-ku, Tokyo 103-8645, Japan	3,393,348	(5)	6.1%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 55,515,154 shares of our common stock outstanding as of October 30, 2026.
(2)
Based on Amendment No. 4 to Schedule 13G filed February 14, 2025. AWM Investment Company, Inc. (“AWM”)is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“SSCF”) and Special Situations Private Equity Fund, L.P. (“SSPE,” and together with SSFQP and SSCF, the “Funds”). Of these shares (i) 5,729,930 shares are held directly by SSFQP, (ii) 1,799,797 shares are held directly by SSCF and (iii) 1,869,570 shares are held directly by SSPE. As the investment adviser to the Funds, AWM holds sole voting and investment power over these shares.
(3)
Based on Amendment No. 5 to Schedule 13D filed January 22, 2025, Fund 1 Investments, LLC holds sole voting power for 5,758,261 shares and sole dispositive power for 5,758,261 shares.
(4)
Amount reported in table is based on information contained in a Form 13F filed by Nantahala Capital Management, LLC on August 14, 2026 for the quarter ended June 30, 2026. Based on Schedule 13G filed November 11, 2025. Nantahala Capital Management, LLC, Wilmot B. Harkey, and Daniel Mack hold shared voting power for 4,505,000 shares and shared dispositive power for 4,505,000 shares.
(5)
Based on Schedule 13G filed August 14, 2026. Nomura Holdings Inc. and its wholly owned subsidiary, Nomura Global Financial Products Inc., hold shared voting power for 3,393,348 shares and shared dispositive power for 3,393,348 shares.

Security Ownership of Management

The following table sets forth certain information as of October 30, 2026, with respect to our directors, our Named Executive Officers (as defined above under “Compensation Discussion and Analysis”) and our directors and current executive officers as a group. Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class (1)
Lionel F. Conacher	542,668	(2)	*
Chairman of the Board, Interim Chief Executive Officer
Harvey S. Kanter	1,716,317	(3)	3.0%
Former President and Chief Executive Officer and Director
Peter H. Stratton, Jr.	634,149	(4)	1.1%
Executive Vice President, Chief Financial Officer and Treasurer
Anthony J. Gaeta	421,842	(5)	*
Chief Stores and Real Estate Officer
Robert S. Molloy	511,214	(6)	*
General Counsel and Secretary
Allison Surette	354,929	(7)	*
Chief Merchandising Officer
Jack Boyle, Director	679,725	(8)	1.2%
Carmen R. Bauza, Director	217,058		*
Willem Mesdag, Director	3,366,499	(9)	6.0%
Ivy Ross, Director	373,274		*
Elaine K. Rubin, Director	308,570		*
Directors and executive officers as a group (14 persons)	9,664,208	(10)	16.5%

*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 55,515,154 shares of our common stock outstanding as of October 30, 2026.
(2)
Includes 15,000 shares subject to stock options exercisable within 60 days and 65,992 shares to be issued as monthly compensation pursuant to Mr. Conacher’s offer letter within 60 days of October 30, 2026, based on our closing stock price of $0.4546 on October 30, 2026.
(3)
Includes 914,853 shares subject to stock options exercisable within 60 days. Mr. Kanter retired as our President and Chief Executive Officer and resigned as a director effective August 11, 2026.
(4)
Includes 286,096 shares subject to stock options exercisable within 60 days.
(5)
Includes 217,688 shares subject to stock options exercisable within 60 days.
(6)
Includes 190,597 shares subject to stock options exercisable within 60 days.
(7)
Includes 220,853 shares subject to stock options exercisable within 60 days.
(8)
Includes 15,000 shares subject to stock options exercisable within 60 days
(9)
Includes 772,741 shares of deferred stock receivable upon the earlier of Mr. Mesdag’s separation from the Board or the closing of the pending Merger. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of Red Mountain Capital Management, Inc. Of the 2,593,758 shares owned, (i) 420,286 shares are held by the Mesdag Family Limited Partnership, (ii) 97,529 shares are held by the Mesdag Family Foundation, (iii) 44,746 shares are held by the 2012 Mesdag Trust, (iv) 1,763,373 shares are held by Red Mountain Capital Partners LLC, and (v) 267,824 shares are held by Red Mountain Capital Management Inc. Mr. Mesdag disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(10)
Includes 2,110,859 shares subject to stock options exercisable within 60 days, 772,741 shares of deferred stock and 65,992 shares to be issued as monthly compensation pursuant to Mr. Conacher’s offer letter within 60 days of October 30, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this website is https://www.sec.gov.

Access to this information, as well as other information on our Company, is also available on our website at https://investor.dxl.com. We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the SEC, including the financial statements and schedules thereto. A request for a copy of such report should be directed to Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview. We have retained MacKenzie Partners, Inc., for a fee not to exceed $17,500, to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question. If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of this Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton, Massachusetts 02021, by telephone at (781) 828-9300 or under “Company Overview – Contact Us” on the Investor Relations page of our website at https://investor.dxl.com. We will send you a copy of this Proxy Statement promptly after we receive your request.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in our Proxy Statement. Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2027 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by July [●], 2027 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders) and must otherwise comply with Rule 14a-8 under the Exchange Act.

Other Stockholder Proposals. Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.13 of our By-Laws. A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”). To bring an item of business before the 2027 Annual Meeting of Stockholders, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before August 19, 2027 or after September 20, 2027. In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely if delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our By-Laws and must include the information in the notice required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board maintains a process for stockholders to communicate with it. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

ANNEX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

DESTINATION XL GROUP, INC.

Destination XL Group, Inc, a Delaware corporation (the “Corporation”), hereby certifies that:

1. The certificate of incorporation of the Corporation is hereby amended by inserting the following at the beginning of Article FOURTH thereof:

Effective immediately upon the effectiveness of the Certificate of Amendment adding this paragraph to this Restated Certificate of Incorporation (the “Effective Time”), each two (2) to thirty (30) shares of Common Stock that are issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock, with the exact ratio within such range to be determined by the Board of Directors prior to the Effective Time and notice of such ratio to be given by the Corporation to its stockholders (the “Reverse Split”). The Reverse Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares immediately prior to the Effective Time (the “Old Certificate”) is surrendered to the Corporation.”

2. This Certificate of Amendment has been adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. On ______ __, 2026, the Board of Directors of the Corporation determined that each ____ (__) shares of the Corporation’s Common Stock that are issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified and combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock, pursuant to the amendment set forth in this Certificate of Amendment. The Corporation gave notice to its stockholders of this ratio on ______ __, 2026.

4. [This Certificate of Amendment shall be effective on ______ __, 2026 at __:__ [a][p].m. Eastern Time.]

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this certificate on the date set forth below.

DESTINATION XL GROUP, INC.

By:
Name:
Title:
Date:

A-2

ANNEX B

Explanatory Note: This Annex B contains a copy of the Destination XL Group, Inc. Second Amended and Restated 2016 Incentive Compensation Plan as proposed to be amended by Proposal 3 included in this Proxy Statement to which this Annex B is attached.

Editing Guide:

Proposed additions are shown in blue, bold and as underlined text; and

Proposed deletions are shown in red, bold and as strike-throughs.

DESTINATION XL GROUP, INC.

SECOND aMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

(AS AMENDED effective XXX, XX, 2026 ~~AUGUST 8, 2024~~)

DESTINATION XL GROUP, INC.

SECOND AMENDED AND RESTATED 2016 INCENTIVE COMPENSATION PLAN, AS AMENDED

1.	Purpose	B-3
2.	Definitions	B-3
3.	Administration	B-6
4.	Shares Subject to Plan	B-7
5.	Eligibility; Per-Participation Limitations	B-8
6.	Award Vesting Limitations	B-8
7.	Specific Terms of Awards	B-8
8.	Certain Provisions Applicable to Awards	B-12
9.	Change in Control	B-14
10.	General Provisions	B-16

DESTINATION XL GROUP, INC.

SECOND AMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN, AS AMENDED

1.
Purpose. The purpose of this SECOND AMENDED AND RESTATED DESTINATION XL GROUP, INC. 2016 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan replaced the 2006 Incentive Compensation Plan which was last amended effective as of August 1, 2013. The Plan was originally adopted effective as of August 4, 2016 and was amended effective as of August 8, 2019, August 12, 2020, ~~and~~ August 5, 2021 and August 8, 2024.
2.
Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
a.
“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.
b.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
c.
“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
d.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.
e.
“Board” means the Company’s Board of Directors.
f.
“Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.
g.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
h.
“Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent”; provided, however, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.
i.
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
j.
“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

k.
“Deferred Stock” means a right to receive Shares, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period, which right is not subject to a substantial risk of forfeiture (other than the potential clawback of benefits under Section 8(f) hereof).
l.
“Deferred Award” means an Award of Deferred Stock or Restricted Stock Units granted to a Participant under Section 7(e) hereof.
m.
“Director” means a member of the Board or the board of directors of any Related Entity.
n.
“Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.
o.
“Dividend Equivalent” means a right, granted to a Participant under Section 7(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
p.
“Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.
q.
“Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan. Notwithstanding the foregoing, a Person shall not be an Eligible Person if the identity of such person would preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act of 1933.
r.
“Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
s.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
t.
“Fair Market Value” means the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
u.
“Full Value Award” means any Award other than an option or a Stock Appreciation Right and that is settled in Shares.
v.
“Good Reason” means the same definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement with the Company, if any, that is in effect at the time the determination is being made. If the Participant does not have an employment agreement with the Company at that time, or there is no definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement at that time, or the Committee determines, in its sole and absolute discretion, that the right to any payment or benefit under this Plan that is subject to Section 409A of the Code pursuant to a termination of Continuous Service by a Participant for Good Reason would not be treated as a right to a payment or benefit pursuant to an involuntary separation from service for purposes of Section 409A of the Code if the definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement at that time is applied to the Participant’s termination of Continuous Service, then Good Reason means the occurrence of any of the following in the absence of Justifiable Cause by the Company: (i) a material diminution in the Participant’s base salary, unless such material diminution in the Participant’s base salary is made pursuant to a reduction in base salary that affects all similarly situated employees in a similar manner and is made at least six months prior to a Change in Control, in which case such material diminution in the Participant’s base salary shall not constitute Good Reason; (ii) a material change in the geographic location at which the Participant must perform his or her job functions to which the Participant does not agree; or (iii) solely in the case of a Section 16 Officer, a material diminution in the Participant’s authority, duties, or responsibilities. For purposes of this Plan, Good Reason shall not be deemed to exist unless the termination of Continuous Service by a Participant for Good Reason occurs within 180 days following the initial existence of one of the conditions specified in clauses (i) through (iii) above, the Participant provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition, and the Company fails to remedy the condition within 30 days after its receipt of such notice.
w.
“Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
x.
“Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.
y.
“Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.
z.
“Justifiable Cause” means the same definition as used in the Participant’s employment agreement, if any, that is in effect at the time the determination is being made. If the Participant does not have an employment agreement at that time, or there is no definition of Justifiable Cause, or any substantially similar term, in the Participant’s employment agreement at that time, then Justifiable Cause means any material failure by the Participant in performing his or her necessary job functions; any breach of any material written policies, rules or regulations which have been adopted by the Company; the Participant’s performance of any act or failure to act, as to which if the Participant was prosecuted and convicted, a crime or offense involving money or property of the Company or any Related Entity, or a crime or offense constituting a felony in the jurisdiction involved, would have occurred; the Participant’s embezzlement of funds or assets of the Company or any of its Subsidiaries or Affiliates; the Participant’s conviction of, pleas~~e~~ of guilty to, or pleas~~e~~ of nolo contendere to any felony; the Participant’s unauthorized disclosure to any person, firm or corporation of any confidential information of the Company or any Related Entity; the Participant’s usurpation of a corporate opportunity of the Company or any of its Related Entity; or the Participant’s engaging in any business other than the business of the Company or any Related Entity which materially interferes with the performance of his or her duties.
aa.
“Listing Market” means the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on the Nasdaq Stock Market or a national securities exchange, then the Nasdaq Stock Market.
bb.
“Option” means a right granted to a Participant under Section 7(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
cc.
“Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
dd.
“Other Stock-Based Awards” means Awards granted to a Participant under Section 7(i) hereof.
ee.
“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
ff.
“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 7(h).
gg.
“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
hh.
“Performance Share” means any grant pursuant to Section 7(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
ii.
“Performance Unit” means any grant pursuant to Section 7(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
jj.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
kk.
“Prior Plan” means the Company’s 2006 Incentive Compensation Plan.

ll.
“Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.
mm.
“Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
nn.
“Restricted Stock Award” means an Award of Restricted Stock granted to a Participant under Section 7(d) hereof.
oo.
“Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period, which right is subject to a risk of forfeiture.
pp.
“Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 7(e) hereof.
qq.
“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
rr.
“Shareholder Approval Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of 422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Listing Market.
ss.
“Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.
tt.
“Stock Appreciation Right” means a right granted to a Participant under Section 7(c) hereof.
uu.
“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
vv.
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.
3.
Administration.
a.
Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.
b.
Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act; and (ii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.
c.
Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.
Shares Subject to Plan.
a.
Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the aggregate number of Shares reserved and available for delivery under the Plan shall be equal to the sum of (i) ~~20,745,000~~ 26,445,000 Shares plus (ii) the number of Shares available for issuance but not granted under the Prior Plan, and (iii) the number of Shares that are credited back to the maximum Share limitation under Section 4(c)(i) hereof. Shares issued in respect of any Full Value Award granted under the Plan shall be counted against the share limit as ~~1.9~~ 1.5 Shares of stock for every one Share actually issued in connection with such Full Value Award. Each Share issued in respect of Options and SARs shall be counted against the share limit as one Share. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
b.
Application of Limitation to Grants of Award. No Award may be granted if the number of Shares that would be counted against the Share limit in Section 4(a) hereof as a result of such an Award exceeds the number of Shares remaining available for Award under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
c.
Availability of Shares Not Delivered under Awards and Adjustments to Limits.
i.
If any Shares subject to an Option or SAR granted under the Plan or the Prior Plan are forfeited or such Option or SAR is settled in cash or otherwise expires or terminates without the delivery of such Shares, the maximum Share limitation of Section 4(a) hereof shall be credited with one Share for each Share subject to such Option or SAR and such number of credited Shares may again be made available for Awards under the Plan, subject to Section 4(c)(iv) below. If any Shares subject to a Full Value Award granted under the Plan or the Prior Plan are forfeited or such Full Value Award is settled in cash or otherwise expires or terminates without the delivery of such Shares, the maximum share limitation of Section 4(a) hereof shall be credited with ~~1.9~~ 1.5 Shares for each Share subject to such Full Value Award, and such number of credited Shares may again be made available for Awards under the Plan, subject to Section 4(c)(iv) below.
ii.
Awards that are settled or exercised through the payment of Shares shall be counted against the number of Shares available for award under the Plan in accordance with Section 4(a) hereof, regardless of the number of Shares actually issued upon settlement or exercise of any such Award. Awards that are settled in cash shall not be counted against the number of Shares available for Award under this Plan.
iii.
Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
iv.
(Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be ~~20,745,000~~ 26,445,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.
v.
Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 10(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $300,000 in the aggregate.
d.
No Further Awards Under Prior Plan. No further awards shall be made under the Prior Plan after July 31, 2016.
5.
Eligibility~~; Per-Participant Limitations~~. Awards may be granted under the Plan only to Eligible Persons. ~~Subject to adjustment as provided in Section 10(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 1,000,000 Shares or (ii) Performance Shares, with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 months periods that are in the Performance Period.~~
6.
Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 9 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 4(a) may be granted to any one or more Eligible Persons without respect to such minimum vesting provisions. Nothing in this Section 6 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of Continuous Service or the consummation of a Change in Control.
7.
Specific Terms of Awards.
a.
General. Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 1~~1~~0(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.
b.
Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
i.
Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), (A) the terms of outstanding Options may not be amended to reduce the exercise price per Share of such Options, (B) an outstanding Option may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair

Market Value of the Shares underlying such Option exceeds the aggregate exercise price of such Option or (ii) Options with an exercise price per Share that is less than the exercise price per Share of the original Option and (C) the Committee shall not be permitted to take any other action with respect to an Option that may be treated as a repricing, in each case, without approval of the Company’s shareholders.
ii.
Time and Method of Exercise. Subject to the maximum term of any Option set forth in Section 8(b), the Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or Awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.
iii.
Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.
iv.
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
1.
the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
2.
the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and
3.
if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
c.
Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person (a “Freestanding Stock Appreciation Right”), upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:
i.
Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a tandem Stock Appreciation Right. Other than pursuant to Section 1~~1~~0(c), (A) the terms of outstanding Stock Appreciation Rights may not be amended to reduce the grant price per Share of such Stock Appreciation Rights, (B) an outstanding Stock Appreciation Right may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Stock Appreciation Right exceeds the aggregate grant price of such Stock Appreciation Right or (ii) Stock Appreciation Rights with a grant price per Share that is less than the grant price per Share of the original Stock Appreciation Right and (C) the Committee shall not be permitted to take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, in each case, without approval of the Company’s shareholders.
ii.
Other Terms. Subject to the maximum term of any Stock Appreciation Right set forth in Section 8(b), the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
d.
Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
i.
Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.
ii.
Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6 hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and subject to the limitations in Section 6 hereof, the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
iii.
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
iv.
Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or except as otherwise provided in Section 7(h)(v) hereof, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. Notwithstanding any provision herein to the contrary, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
e.
Deferred Award. The Committee is authorized to grant “Deferred Awards,” which include Deferred Stock and Restricted Stock Unit Awards, to any Eligible Person on the following terms and conditions.
i.
Award and Restrictions. Satisfaction of a Deferred Award shall occur upon expiration of the deferral period specified for such Deferred Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Award, a Deferred Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Deferred Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Deferred Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.
ii.
Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 7 hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and, subject to the limitations in Section 6 hereof, the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
iii.
Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in Section 7(h)(v) hereof, any Dividend Equivalents that are granted with respect to any Deferred Award shall be either (A) paid with respect to such Deferred Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, but only to the extent such Deferred Award is then vested, or (B) deferred with respect to such Deferred Award and the amount or value thereof automatically deemed reinvested in additional Deferred Award, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date (subject to the limitation described above), deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Deferred Award, but in no event later than 12 months before the first date on which any portion of such Deferred Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).
f.
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
g.
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in Section 7(h)(v)hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify, provided that Dividend Equivalents granted in connection with another Award shall not be paid or distributed prior to the vesting date of the related Award (or portion thereof giving rise to the Dividend

Equivalent). Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
h.
Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee:
i.
The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The Committee shall determine the circumstances in which Awards shall be paid, if at all, or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
ii.
Except as may be provided in an Award Agreement, Performance Awards will be distributed or settled only after the end of the relevant Performance Period.
iii.
The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. Achievement of performance goals in respect of Performance Awards shall generally be measured over a Performance Period of at least 12 months and not longer than 5 years, as specified by the Committee. Generally, performance goals shall be established within 90 days after the beginning of any Performance Period applicable to Performance Awards.
iv.
The Committee will determine, by resolution or other appropriate action, whether the performance criteria and any other material terms previously established by the Committee or set forth in the Plan have been satisfied. The amount of the Award to be distributed shall be conclusively determined by the Committee. Except as otherwise specified by the Committee, the Committee shall exclude the impact of: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event deemed advisable by the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards.
v.
Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.
i.
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in Section 7(h)(v) hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

8.
Certain Provisions Applicable to Awards.
a.
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.
b.
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).
c.
Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 10(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
d.
Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
e.
Code Section 409A. The following provisions shall apply to any Award that is or may potentially be subject to the requirements of Section 409A of the Code.
i.
The Award Agreement for any Award that the Committee reasonably determines to constitute a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with, the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
ii.
If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
1.
Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;
2.
The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

3.
Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
4.
In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

iii.
Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
f.
Clawback of Certain Compensation and Benefits.
i.
The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan~~s~~) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
ii.
If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

9. Change in Control.

a.
Effect of “Change in Control”. Unless otherwise provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in effect immediately preceding the Change in Control, in its sole discretion and without any requirement that each Participant be treated consistently, in the event of a Change in Control and within 6 months before or 18 months after the Change in Control, the Participant’s Continuous Service is terminated by the Company or any Related Entity without Justifiable Cause or by the Participant for Good Reason, or there is a termination of Continuous Service because of the Participant’s death or Disability, the following shall occur: (i) if the portion of the Participant’s Award(s) or any award(s) that is substituted therefor that is subject only to time-based vesting has not previously been vested or paid to the Participant, then such portion shall immediately vest (in the case of any Award or substitute therefor that is subject to vesting) and any cash payable as a result of such vesting shall be paid to the Participant, as soon as practicable (but in no event more than 5 business days) after the later of the Change in Control or the termination of the Participant’s Continuous Service; and (ii) if the portion of the Participant’s Award(s) or any award(s) that is substituted therefor that is subject to performance-based vesting has not previously been vested or paid to the Participant, then the pro-rata portion for the time elapsed in the ongoing performance period(s) of the Award or substitute therefor, shall immediately vest and any cash payable as a result of such vesting shall be paid to the Participant, as soon as practicable (but in no event more than 5 business days) after the later of the Change in Control or the termination of the Participant’s Continuous Service. Each Share that is received upon the exercise, vesting or settlement of an Award or substitute therefor that vests pursuant to this Section 9(a) shall be immediately redeemed by the Company (or its successor) for cash payable by the Company (or its successor) in an amount (the “Redemption Price Per Share”) equal to, as applicable, (x) if the Shares have not been cancelled, exchanged or converted into other securities or property as a result of the Change in Control and are publicly-traded, the Fair Market Value of a Share on the date of the termination of the Participant’s Continuous Service, or (y) if the Shares have been cancelled, exchanged or converted into other securities or property as a result of the Change in Control, the greater of (i) the fair market value per Share of the consideration received pursuant to the Change in Control by the holders of Shares on the date of the Change in Control and (ii) if the consideration received by the holders of Shares pursuant to the Change in Control consisted, in whole or in part, of other securities which are publicly traded, the sum of (A) the fair market value of the number of such securities received for each Share pursuant to the Change in Control on the date of the termination of the Participant’s Continuous Service and (B) the fair market value of any other consideration received for each Share pursuant to the Change of Control. Each Option that vests pursuant to this Section 9(a) shall be immediately cancelled in exchange for cash payable by the Company for each Share subject to the cancelled Option equal to the amount, if any, by which the Redemption Price Per Share exceeds the exercise price per Share of the Option.
b.
Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Subsidiary, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:
i.
The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section ~~10~~9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or
ii.
During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
iii.
Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) or any of its Subsidiaries, or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity securities of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (2) no Person (excluding any employee benefit plan (or related trust) of the

Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

a.
Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
b.
Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
c.
Adjustments.
i.
Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award. Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, formerly known as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or any other applicable accounting standard), the Committee shall make such adjustments to Awards on account of such equity restructuring as shall be necessary in order that the “fair value” of the adjusted Award immediately following the equity restructuring shall be equal to the “fair value” of the original Award immediately prior to the equity restructuring, based on the Share price and other pertinent factors on the effective date of the equity restructuring. For purposes of the preceding sentence, “fair value” shall be determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation or any other applicable accounting standard.
ii.
Adjustments in Case of Certain Transactions.
1.
In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section ~~10~~9of this Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (1) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (2) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (3) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (4) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his/her exercise of any Awards upon the consummation of the transaction.
2.
For purposes of this Section 10(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
iii.
Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.
d.
Award Agreements. Each Award Agreement shall either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
e.
Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments equal in value to the Shares withheld or received from the Participant in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award.
f.
Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.
g.
Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity’s in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
h.
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

i.
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
j.
Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
k.
Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
l.
Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
m.
Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.
n.
Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
o.
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

DESTINATION XL GROUP, INC.
Notice of 2026 Annual Meeting of
Stockholders and Proxy Statement
Thursday, December 17, 2026
11:30 A.M. local time

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Please sign your proxy and
return it in the enclosed
postage-paid envelope so
that you may be represented
at the Annual Meeting.

DESTINATION XL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

December 17, 2026 11:30 A.M. Eastern Time

For Stockholders of record as of November 13, 2026

The Proxy Statement and 2026 Annual Report to Stockholders are available at: www.proxydocs.com/DXLG

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 11:59 PM, Eastern Time, December 16, 2026

Internet:

www.proxypush.com/DXLG

•
Cast your vote online
•
Have your Proxy Card ready
•
Follow the simple instructions to record your vote

Phone:

1-866-838-5133

•
Use any touch-tone telephone
•
Have your Proxy Card ready
•
Follow the simple recorded instructions

Mail:

•
Mark, sign and date your Proxy Card
•
Fold and return your Proxy Card in the postage-paid envelope provided

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On December 17, 2026

The undersigned stockholder(s) of Destination XL Group, Inc. (the “Company”) hereby appoint(s) Lionel F. Conacher and Peter H. Stratton, Jr., and each of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 17, 2026 at 11:30 A.M. Eastern Time at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021, and any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for the Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revoke(s) all proxies, if any, hitherto given by the undersigned for the Annual Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND "FOR" PROPOSALS 2, 3, 4, 5 and 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.	FOR	AGAINST	ABSTAIN
	Lionel F. Conacher	☐	☐	☐
	Carmen R. Bauza	☐	☐	☐
	Jack Boyle	☐	☐	☐
	Willem Mesdag	☐	☐	☐

2.

To approve and adopt an amendment to the restated certificate of incorporation of the Company to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-30 (“Proposal 2” or the “Reverse Stock Split Proposal”), which proposal will be presented for a vote at the Annual Meeting unless the reverse stock split proposal submitted to stockholders at the Company’s special meeting of stockholders relating to the proposed merger with FBB Holdings I, Inc., has previously been approved by the Company’s stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To approve and adopt an amendment to the Company’s Second Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”) to (a) increase the total number of shares of common stock of the Company available for issuance under the 2016 Plan by 5,700,000 shares; (b) increase the total number of shares of common stock of the Company available for issuance upon the exercise of incentive stock options granted under the 2016 Plan by 5,700,000 shares; (c) change the share fungible rate from 1.9 shares to 1.5 shares; and (d) remove the annual per participant limitations with respect to the share amount and/or dollar value of awards that can be granted under the 2016 Plan (“Proposal 3” or the “2016 Plan Proposal”), which proposal will be presented for a vote at the Annual Meeting unless the 2016 plan proposal submitted to stockholders at the Company’s special meeting of stockholders relating to the proposed merger with FBB Holdings I, Inc. has previously been approved by the Company’s stockholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve, on an advisory basis, named executive officer compensation (“Proposal 4”). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year	FOR ☐	AGAINST ☐	ABSTAIN ☐

ending January 30, 2027 (“Proposal 5”). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

6.

To approve the adjournment of the Annual Meeting, if necessary or appropriate, to a later date or dates to permit further solicitation of proxies if there are insufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal or the 2016 Plan Proposal (“Proposal 6”). THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND “FOR” EACH OF THE OTHER PROPOSALS, TO THE EXTENT PRESENTED AT THE ANNUAL MEETING. VOTES CAST ON ANY PROPOSAL THAT IS NOT PRESENTED AT THE ANNUAL MEETING WILL BE DISREGARDED. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESTINATION XL GROUP, INC. DATED NOVEMBER [●], 2026.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.		☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder	Date	Signature of Stockholder	Date